AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2000

                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

          -------------------------------------------------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

          -------------------------------------------------------------

                           LAIDLAW GLOBAL CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           DELAWARE                            6211                          84-1148210
   (STATE OR JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL    I.R.S. EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)               NUMBER)

           -----------------------------------------------------------

                                 100 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 376-8800
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                              ANASTASIO CARAYANNIS
                           LAIDLAW GLOBAL CORPORATION
                                 100 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 376-8800
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

          -------------------------------------------------------------

                                   COPIES TO:

                              MICHAEL BECKMAN, ESQ.
                         BECKMAN, MILLMAN & SANDERS LLP
                                 116 JOHN STREET
                            NEW YORK, NEW YORK 10038
                                 (212) 406-4700
          -------------------------------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE


=========================================================================================================================
                                                     Proposed Maximum        Proposed Maximum
Title of Each Class of             Amount to be      Offering Price Per      Aggregate Offering       Amount of
Securities to be Registered        Registered        Security                Price(1)                 Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par         2,745,940         $9.61                   $26,388,483              $6,966.56
value, to be Resold
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par
value, issuable upon exercise of   18,891            $4.36(2)                $82,364.76               $21.74
Common Stock Purchase
Warrants
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par
value, issuable upon exercise of   398,696           $2.60(2)                $1,036,609.60            $273.66
Class A Common Stock
Purchase Warrants
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par
value, issuable upon exercise of   398,696           $4.33(2)                $1,726,353.60            $455.76
Class B Common Stock
Purchase Warrants
------------------------------------------------------------------------------------------------------------------------
Total                              3,562,223                                                          $7,717.72
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. Based on the average of the bid and asked price reported for the Common Stock on the OTC Bulletin Board on February 8, 2000.

(2) The exercise price of the warrants, calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED FEBRUARY 14, 2000

                                3,562,223 Shares

                           LAIDLAW GLOBAL CORPORATION

                                  Common Stock

     This  is  an  offering  of  shares  of  common  stock  of  Laidlaw   Global
Corporation, a Delaware corporation. Certain securityholders of the Company are offering to sell 3,562,223 shares of common stock ("the Resale Shares").

     The Resale Shares are being offered for sale from time to time by the Selling Security Holders at the prevailing market price or in negotiated transactions. Of the Resale Shares offered:

     o    up to 2,745,940 shares are presently outstanding;

     o up to 18,891 shares are issuable upon the exercise of Common Stock Purchase Warrants of the Company exchanged or to be exchanged for Warrants issued by Laidlaw Holdings, Inc. together with its 12% Senior Secured Euro-Notes;

     o up to 797,392 shares are issuable upon the exercise of Class A and B Common Stock Purchase Warrants of the Company.

     The Resale Shares may be sold by the Selling Security Holders to customers of our broker-dealer subsidiary Laidlaw Global Securities, Inc. Commissions will be paid to Laidlaw Global Securities, Inc. for such sales at negotiated rates within NASD guidelines. See "Plan of Distribution."

     Of the Resale Shares covered by this prospectus, approximately 2,764,831 shares are subject to a lock-up agreement which precludes the resale of such shares for 30 days following the effective date of this prospectus.

     The Company's Common Stock is quoted on the OTC Bulletin Board under the symbol LAIG. The average of the bid and asked price for the Common Stock on February 8, 2000 as reported by the OTC Bulletin Board was $9.61 per share. See "Price Range of Common Stock."

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 6.

                                   ----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS MADE TO THE
                         CONTRARY IS A CRIMINAL OFFENSE

                                   ----------


             THE DATE OF THIS PROSPECTUS IS __________________, 2000

                                TABLE OF CONTENTS
                                                                            Page
Prospectus Summary .........................................................   1
Risk Factors ...............................................................   6
Selected Consolidated Financial Data .......................................  13
Capitalization .............................................................  14
Management's Discussion and Analysis of Financial Condition
     and Results of Operations .............................................  15
Business ...................................................................  22
Price Range of Common Stock ................................................  32
Management .................................................................  33
Certain Relationships and Related Transactions .............................  39
Stock Ownership of Management and Principal Shareholders ...................  40
Description of Securities ..................................................  42
Plan of Distribution .......................................................  46
Selling Security Holders ...................................................  47
Transfer Agent and Registrar ...............................................  52
Legal Opinions .............................................................  52
Experts ....................................................................  52
Where You Can Find Additional Information ..................................  52
Index to Financial Statements ..............................................  53

                            -----------------------

     In this prospectus, "the Company," "we," "us," and "our" each refers to Laidlaw Global Corporation and, where appropriate, to our subsidiaries.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the securities. You should read the entire prospectus carefully, especially the risks of investing in the securities discussed under "Risk Factors" on pages 6.


                                  Our Business

     We are a global investment banking, asset management and brokerage firm doing business through our subsidiaries. We provide a broad range of investment services and products to individuals, corporations and institutions around the world. We are increasing the coordination of our investment banking and syndicate and trading activities, as well as focusing such activities on growth companies in selectively targeted industries, worldwide. We have accelerated our focus on international business, and intend to increase strategic ties with our foreign investment partners and alliances.

     We have carefully developed a strategic plan involving internal restructuring and selective aggressive expansion in order to focus our resources on achieving our goal of becoming a high quality, highly profitable, global financial services institution. We seek to specialize in middle market investment opportunities while servicing a strong client base of high net-worth individuals and institutions worldwide. We will specifically concentrate on building sales and distribution, investment banking activities, assets under management and securities brokerage.


                           Our Operating Subsidiaries

     o Laidlaw Global Securities, Inc.: Laidlaw Global Securities, Inc., formerly known as Laidlaw Equities, Inc. ("Laidlaw Global Securities") is a New York based financial services corporation which was incorporated in October 23, 1986. It is a broker-dealer which is a member firm of the National Association of Securities Dealers ("NASD"), the Securities Investor Protection Corporation ("SIPC") and the Securities Industry Association ("SIA"). Its principal activities are institutional and retail brokerage, trading and sales, investment banking and research. Laidlaw Global Securities conducts a large amount of its brokerage business in foreign securities markets. In addition to its New York offices, Laidlaw Global Securities presently maintains offices, representative offices and associate representative offices in Hong Kong, China; Athens, Greece; Miami, Florida; Paris, France; Geneva, Switzerland; Barcelona, Spain; and Nassau, Bahamas.

     o Westminster Securities Corporation: Westminster Securities Corporation ("Westminster") is a New York based comprehensive professional investment services corporation which was incorporated in 1971. It is a member of the New York Stock Exchange ("NYSE"), NASD and SIPC. Westminster's principal activities are investment banking, institutional and retail brokerage, market making and asset management. Westminster also maintains an office in Miami, Florida.

     o Howe & Rusling, Inc.: The Company owns an 81% interest in H&R Acquisition Corp., which owns a 100% interest in Howe & Rusling, Inc. ("Howe & Rusling"), a 68 year old asset management company based in Rochester, New York. Howe & Rusling's principal activity is professional investment management.

     o Global Electronic Exchange, Inc.: Global Electronic Exchange, Inc. ("GEE"), a 59% owned subsidiary of the Company, is a New York based development stage corporation which was incorporated in January 26, 1999. It was established by the Company to create and develop an Internet based international investment services business, including operations in securities trading, investment banking, asset management and real estate.

     o Lead Capital S.A.: Lead Capital S.A. ("Lead Capital") is an Athens-based brokerage firm which was incorporated under the laws of Greece. Lead Capital is registered with the Greek Securities Commission.

     o Laidlaw Pacific (Asia) Ltd.: Laidlaw Pacific (Asia) Ltd. ("Laidlaw Pacific") is a Hong Kong based investment advisor which was incorporated in June 2, 1992. Laidlaw Pacific is a registered Dealer and Investment Advisor with the Hong Kong Securities and Futures Commission. Its principal activities are corporate financial advisory services . The transaction to acquire Laidlaw Pacific has not closed and is in the process of being renegotiated.

                               Recent Developments

The Reorganization

     We  have  recently  completed  a  series  of  reorganization   transactions
constituting a fundamental restructuring of our businesses and capital structures. The principal transactions in this reorganization are the following:

     o On June 8, 1999, the Company, formerly known as Fi-Tek V, Inc. acquired approximately 99% of the issued and outstanding shares of common stock of Laidlaw Holdings, Inc. ("Laidlaw Holdings"). Simultaneous with this acquisition, the Company changed its name from Fi-Tek V, Inc. to Laidlaw Global Corporation.

     o On July 1, 1999, the Company acquired substantially all of the issued and outstanding common stock of Westminster after receiving approval by the NYSE.

     o The Company entered into an agreement with PUSA Investment Company to acquire 100% of the issued and outstanding common stock of its subsidiary Laidlaw Pacific. The parties are currently renegotiating the terms of this agreement and do not intend to complete the transactions as originally contemplated.

     o On December 15, 1999, the Company acquired 100% of the issued and outstanding shares of common stock of Lead Capital, an Athens-based brokerage firm registered with the Greek Securities Commission.

     This prospectus describes the reorganization transactions in greater detail on page 23.

The 3-for-2 Stock Split

     On September 9, 1999, a majority of the stockholders and the Board of Directors approved a 3-for-2 stock split in the form of a stock dividend. One share of common stock of the Company was issued for each two outstanding shares of pre-split common stock to stockholders of record as of September 23, 1999 (the "Forward Stock Split"). Furthermore, the number of shares and the exercise price of all warrants and options issued by the Company were adjusted in accordance with the Forward Stock Split.

     All references in this prospectus to shares of common stock, warrants and options issued by the Company, as well as the exercise price of such warrants and options, have been adjusted to reflect the Forward Stock Split.

                                  The Offering


Common Stock offered by the Selling Security Holders.........   3,562,223

Common Stock to be outstanding prior to offering.............   26,874,247(1)

Common Stock to be outstanding after the offering............   27,690,530(2)

OTC Bulletin Board Symbol....................................   LAIG

----------
(1) Does not include 2,465,696 shares of Common Stock issuable upon exercise of outstanding warrants and employee stock options including: (a) 94,454 Common Stock Purchase Warrants of the Company exchanged or to be exchanged for Warrants issued by Laidlaw Holdings together with its 12% Senior Secured Euro-Notes (the "Common Stock Purchase Warrants"); (b) 398,696 Class A Common Stock Purchase Warrants (the "Class A Warrants"); (c) 398,696 Class B Common Stock Purchase Warrants (the "Class B Warrants"); and (d) 1,573,850 employee stock options granted under the 1999 Laidlaw Global Corporation Omnibus Plan which are exercisable within 60 days of January 20, 2000.

(2) Assumes the exercise of Common Stock Purchase Warrants and Class A and B Warrants into shares of common stock being offered in this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (In thousands, except per share data)

     The following financial information has been derived from our consolidated financial statements included elsewhere in this prospectus. This data should be read in conjunction with those consolidated financial statements and related notes.

                                                      Year Ended    Seven Months    Year        Nine Months Ended
                                                        May 31         Ended       Ended          September 30,
                                                     ------------   ------------  --------      -----------------
                                                         1997         12/31/97    12/31/98      1998         1999
                                                       (In thousands, except per share data)
Consolidated Statement of Operations Data:
Revenues:
   Commissions                                             10,545       4,155       5,804       4,558       8,245
   Trading gains, net                                       3,951       1,373       3,195       2,684       4,954
   Asset management fees                                    1,784       3,148       5,978       4,530       4,422
   Investment banking fees                                  4,429         907       1,961       2,013       1,087
   Interest                                                   351         148         299         235         405
   Others                                                     851          66       1,013         878       1,228
                                                     ------------------------------------------------------------
       Total revenues                                      21,911       9,797      18,250      14,898      20,341
                                                     ------------------------------------------------------------

Operating Expenses:
   Commissions                                              9,366       3,863       5,705       4,629       6,428
   Salary and benefits                                      7,081       4,406       7,627       5,660       4,986
   Professional fees                                          905         467         701         435         551
   Legal and arbitration settlements                         --          --           404         290          60
   Communications and information systems                   1,580         627       1,366       1,067       1,110
   Clearing fees                                            1,577         827       1,196         876         905
   Rent and utilities                                       1,414         830       1,390       1,194       1,172
   Travel and entertainment                                   345         146         513         298         431
   Client-related marketing                                   567         473         427         309         114
   Depreciation and amortization                              366         421         379         204         262
   Office                                                     595         260         412         292         369
   Other                                                    1,525         842       1,341         965         919
                                                     ------------------------------------------------------------
       Total operating expenses                            25,321      13,162      21,461      16,219      17,307
                                                     ------------------------------------------------------------

       Net income (loss) before minority interest         (3,410)      (3,365)     (3,211)     (1,321)      3,034

Extraordinary Item
Minority Interest                                            (18)          23        (99)       (182)       (187)
Provision for Income Taxes
                                                     ------------------------------------------------------------
       NET INCOME (LOSS)                                  (3,428)      (3,342)     (3,310)     (1,503)      2,847
                                                     ============================================================

Net income (loss) per share
    Basic                                                $(21.48)      $(0.83)     $(0.48)     $(0.23)      $0.16
                                                     ============================================================
    Diluted                                               (21.48)       (0.83)      (0.48)      (0.23)       0.13
                                                     ============================================================

Weighted average number of shares outstanding
     Basic                                               159,632    4,045,927   6,957,522   6,667,014  17,718,245
                                                     ============================================================
     Diluted                                             159,632    4,045,927   6,957,522   6,667,014  21,527,960
                                                     ============================================================

                                                                                                          As of
                                                     As of May 31            As of December 31        September 30,
                                                     ------------       --------------------------    -------------
                                                         1997               1997         1998              1999
                                                                              (In thousands)
Consolidated Balance Sheet Data:
Cash                                                      2,530             2,217        1,939              3,903
Total assets                                             11,234             9,540        9,589             22,910
Long-term obligations, net of current portion             3,072             3,999        6,953              2,349
Redeemable convertible preferred stock
Total stockholders' equity (deficiency)                     179            (3,163)      (2,269)            13,881

                                  RISK FACTORS

     An investment in the Common Stock involves a number of risks, some of which, including market, liquidity, credit, operational, legal and regulatory risks, could be substantial and are inherent in our businesses. You should carefully consider the following information in this prospectus before buying shares of Common Stock.

            One of Our Subsidiaries Has a History of Operating Losses

     Our subsidiary, Laidlaw Holdings, has incurred operating losses during the past 3 years aggregating $3,027,533 for the year ended May 31, 1996, $3,428,116 for the year ended May 31, 1997, $3,342,332 for the seven months ended December 31, 1997 and $3,309,842 for the year ended December 31, 1998. While Laidlaw Holdings generated a net profit of $2,814,377 for the nine months ended September 30, 1999, we cannot be certain that Laidlaw Holdings will continue to be profitable.

Our Share Price May Decline Due to the Large Number of Shares Eligible for Future Sale

     Sales of substantial amounts of common stock, or the possibility of such sales, may adversely affect the price of the common stock and impede our ability to raise capital through the issuance of equity securities.

     Upon consummation of this offering, there will be 27,690,530 shares of common stock outstanding, assuming the exercise of Common Stock Purchase Warrants and Class A and B Warrants into shares of common stock being offered in this prospectus. Of the 27,690,530 shares, 1,891,100 shares will be freely tradable, a portion of which are being offered in this prospectus. Of the 3,562,223 shares being offered in this prospectus, 797,392 shares issuable upon exercise of the Class A and B Warrants will be freely transferable for immediate sale without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). The remaining 2,764,831 shares of common stock will be available for future sale upon the expiration or the waiver of a certain 30 day lock-up. Such shares will be released from lock-up 30 days after the Registration Statement has been declared effective by the Securities and Exchange Commission (the "Commission"). See "Description of Securities - Shares Eligible for Future Sale."

     Additionally, approximately 406,292 outstanding shares of common stock held by former shareholders of the Company are locked-up pursuant to section 7(p) of the reorganization agreement dated May 27, 1999 by and among the Company, Laidlaw Holdings, Westminster and the principal shareholders of such companies. See "Business - Recent Developments." Of the 406,292 locked-up shares, 52,445 shares will be released from lock-up, pursuant to sections 7(p) and 11(o)(i) of the reorganization agreement, as additional shares are issued by the Company. Of the 52,445 shares, 26,229 shares will be freely tradable and 26,216 will be purchased by certain designees of the Company. Pursuant to section 7(p) and 11(o)(ii) of the reorganization agreement, the remaining 353,847 shares will be released from lock-up beginning on March 8, 2000. All such shares are held by non-affiliates of the Company and will be resold under Rule 144 of the Securities Act. See "Description of Securities - Shares Eligible for Future Sale."

     A Sustained Downturn in the United States and Foreign Financial Markets
                Can Adversely Affect All Aspects of Our Business

     All aspects of our securities business can be adversely affected by conditions in the financial markets and economic conditions generally, both in the United States and elsewhere around the world. In the event of a market downturn, our businesses could be adversely affected in many ways, including those described below. Our revenues are likely to decline in such circumstances and, if we were unable to reduce expenses at the same pace, our profit margins would erode.

We May Generate Lower Revenues from Commissions and Asset Management Fees in a Market Downturn

     A sustained decline in the United States and foreign financial markets could lead to a decline in the volume and size of transactions that we execute for our customers and, therefore, to a decline in the revenues we receive from commissions and spreads. Also, because asset management fees are, in large part, based on the value of client securities holdings, a market downturn that reduces the value of our clients' portfolios or increases the amount of client account withdrawals or account closings would reduce the revenue we receive from our asset management business.

Other  Commission  or  Fee  Related  Revenues  May  Decline  in  Adverse  Market
Conditions

     There would likely be a reduction in transactions in which we provide underwriting, private placements and other services. Our Investment Banking revenues, in the form of financial advisory and underwriting fees, are directly related to the number and size of the transactions in which we participate and would therefore be adversely affected by a sustained market downturn.

Market Volatility Can Adversely Affect Our Trading Activities

     We generally do not maintain any trading and investment positions in the fixed income or currency markets or any large positions in equity securities. However, to the extent that we have long positions, a downturn in those markets could result in losses from a decline in the value of those long positions. To the extent that we have short positions (sold securities that we do not own), an upturn in those markets could expose us to potentially unlimited losses as we attempt to cover our short positions by acquiring assets in a rising market.

                    We May be Exposed to Unanticipated Risks

     Our risk management policies and procedures are continuing to increase and we expect to continue to do so in the future. However, our policies and procedures to identify, monitor and manage risks may not be fully effective. Some of our methods of managing risk are based upon our use of observed historical market behavior. As a result, these methods may not predict future risk exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend upon evaluation of information regarding markets, clients or other matters that is publicly available or otherwise accessible by the Company. This information may not in all cases be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risk requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective.

    A Lack of Liquidity Could Adversely Affect Our Ability to Fund Operations
                     and Jeopardize Our Financial Condition

     The access to capital is essential to our businesses. In the recent past and prior to Laidlaw Holdings becoming a public company, we have relied upon borrowings through private transactions to finance our activities. As a public company, we believe that we will be able to raise capital both through the sale of equities and debt securities, should the need arise.

A Lack of Access to Capital Could Adversely Affect Our Liquidity

     Our access to capital in amounts adequate to finance our activities could be impaired by factors that affect the Company in particular or the industry in general. If we incurred large losses in our business, if the level of our business activity decreased due to a market downturn, if regulatory authorities took significant action against us or if we discovered that one of our employees had engaged in serious unauthorized or illegal activity, our ability to obtain debt or equity capital could be impaired. Severe disruption of the financial markets or negative views about the prospects for the securities industry, in general, could have the same effect.

There is Always a Risk That Third Parties Will Not Perform Their Obligations

     The securities business in general is always exposed to the risk that third parties that owe money, securities or other assets will not perform their obligations. These parties include trading counterparties, customers, clearing agents, exchanges, clearing houses and other financial intermediaries as well as issuers whose securities we hold. These parties may default on their obligations due to bankruptcy, lack of liquidity, operational failure or other reasons.

Political Unrest Can Adversely Affect Our Business With Foreign Clients and Trading Partners

     Country, regional and political risks are components of credit risk, as well as market risk. Economic or political pressures in a country or region, including those arising from local market disruptions or currency crises, may adversely affect the ability of clients or counterparties located in that country or region to obtain foreign exchange or credit and, therefore, to perform their obligations to us.

The Volatility of Financial Markets Could Result in Defaults by Large Financial Institutions

     Many financial institutions could be materially affected by trading, clearing, credit or other relationships between the institutions. As a result, concerns about, or a default by, one institution could lead to significant liquidity problems or losses in, or default by, other institutions. It may adversely affect financial intermediaries, such as clearing houses, banks, securities firms and exchanges, with which we interact on a daily basis.

                              Year 2000 Disclosure

     Most businesses, financial and other institutions around the world are reviewing and modifying their computer systems to ensure that they are Year 2000 compliant. The issue, in general terms, is that many existing computer systems and microprocessors (including those in non- information technology equipment and systems) use only two digits to identify a year in the date field with the assumption that the first two digits of the year are always "19". Consequently, on January 1, 2000, computers that were not Year 2000 compliant may have read the year as 1900. Systems that calculate, compare or sort using the incorrect date may have malfunctioned.

     At and since January 1, 2000, Year 2000 problems have not been significant and wide-spread computer failures have not materialized. However, Year 2000 problems could still occur, especially on February 29, 2000, at quarter end and at year end.

We May Experience a Failure or Malfunction by Our Computer Systems

     As with all companies in the securities industry, we are extremely dependent upon the proper functioning of our computer systems. Any failure of our systems to be Year 2000 compliant, or unknown errors or defects in our system, would have a material adverse effect on us. Failure of this kind could, for example, cause settlement of trades to fail, lead to incomplete or inaccurate accounting, recording or processing of trades in securities and cause the generation of erroneous results (or no results at all) or give rise to uncertainty about our exposure to trading risks and our need for liquidity. If not remedied, potential risks include business interruption or shutdown, financial loss, regulatory actions, reputational harm and legal liability.

     To date, to the best of our knowledge, we have not experienced any material disruptions in our operations as a result of Year 2000 problems, nor have we incurred any unplanned expenses to address Year 2000 concerns.

There Can be a Failure or Malfunction of the Computer Systems of Third Parties That Are Important to Our Business

     We depend upon the proper functioning of the computer systems of others. These parties include trading counterparties, financial intermediaries such as securities, depositories, clearing agencies, clearing houses and commercial banks and vendors such as providers of telecommunication services and other utilities. We continue to evaluate with whom we have important financial or operational relationships to determine the extent of their Year 2000 compliance. We do not possess adequate information from all such parties about the effect of the Year 2000 on their systems to evaluate the effectiveness of their efforts. In many instances, we are not in a position to verify the accuracy or completeness of the information we receive from third parties and as a result are dependent on their willingness and ability to disclose, and to address, their Year 2000 problems.

       The Nature of Our Business Exposes Us to Legal And Regulatory Risk

     If we were to incur any major liability from litigation or if the regulatory agencies which have jurisdiction over us were to sanction, fine or suspend us from any business operations, it would likely have a material adverse affect on our business.

Our Exposure to Legal Liability is Significant

     There are significant legal risks in the securities business and the volume and amount of damages claimed in litigation appears to be on the increase overall. Claims in the industry regularly arise from customers. During a prolonged market downturn, we would expect these types of claims to increase. We are also subject to claims arising from disputes with employees for alleged discrimination or harassment, among other things. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We incur legal expenses every year in defending against litigation, and we expect to do so in the future.

The Regulatory Aspects of Our Business is Subject to Penalties, Fines and Sanctions

     The securities industry is subject to extensive regulation. We are subject to regulation by governmental and self-regulatory organizations in other jurisdictions in which we may operate outside the United States.

     Requirements imposed by our regulators are geared towards the protection of customers and other third parties who deal with the Company and to ensure the integrity of the marketplace. These regulations often limit our activities, including through net capital, customer protection and market conduct requirements. We face the risk of significant intervention by regulatory authorities, including extended investigation and surveillance activity, adoption of costly or restrictive new regulations and judicial or administrative proceedings that may result in substantial penalties. Among other things, we could be fined or prohibited from engaging in some of our business activities.

               We Can Be Adversely Affected By Employee Misconduct

     There have been a number of well-known cases involving employer fraud or other misconduct in the securities industry in recent years, and we run the risk that employee misconduct could occur. Executing unauthorized trades for customers or inducing customers to purchase securities which do not comply with their investment objectives, which, in either case, may result in unknown and unmanaged risks or losses. Employee misconduct could also involve the improper use or disclosure of confidential information, which could result in regulatory sanctions and serious reputational or financial harm. It is not always possible to deter employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

    The Financial Industry is Intensely Competitive and Rapidly Consolidating

     The financial services industry is intensely competitive, and we expect it to remain so. We compete on the basis of a number of factors, including transaction execution, our products and services, innovation, reputation and price. We have experienced intense price competition in all areas of our business. We believe that we may experience pricing pressures in these areas in the future as some of our competitors seek to obtain market share by reducing prices.

There is a Trend Towards Consolidation in the Securities Industries Giving Our Competitors Substantially Greater Resources By Which They Can Compete

     In recent years, there has been substantial consolidation among companies in the financial services industry. In particular, a number of large commercial banks, insurance companies and other broad-based financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products, including asset management, brokerage and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking and securities products with commercial banking, insurance and other financial services revenues in an effort to gain market share, which could result in greater competition and pricing pressure in our businesses.

     This trend toward consolidation has significantly increased the capital base and geographic reach of our competitors. This trend has also hastened the globalization of the securities and other financial services markets. As a result, we have had to commit capital to support our international operations and to execute large global transactions.

Our Ability to Expand Internationally Will Depend on Our Ability to Compete With or Procure Strategic Alliances With Local Financial Institutions

     We believe that some of our most significant opportunities will arise outside the United States. In order to take advantage of these opportunities, we will have to procure strategic alliances to compete successfully with financial institutions based in important markets outside the United States, particularly in Europe. Some of these institutions with which we will compete are larger, better capitalized and have a stronger presence and a longer operating history in these markets.

Internet and Other New Trading Systems Could Adversely Affect Us

     Securities and futures transactions are now being conducted through the Internet and other alternative, non-traditional trading systems, and it appears that the trend toward alternative trading systems will continue and probably accelerate. A dramatic increase in computer-based or other electronic trading may adversely affect our commission and trading revenues, reduce our participation in the trading markets and associated access to market information and lead to the creation of new and stronger competitors. Although the Company is developing GEE in order to gain market share in the online financial services industry, there is no assurance that GEE will be a successful enterprise or that it will be able to compete with companies offering alternative trading systems.

          We Are Exposed to Special Risks in Emerging and Other Markets

     In conducting our business in major markets around the world, including many developing markets in Asia, Latin America and Eastern Europe, we are subject to political, economic, legal, operational and other risks that are inherent in operating in other countries. These risks range from difficulties in settling transactions in emerging markets to possible nationalization, expropriation, price controls and other restrictive governmental actions. We also face the risk that exchange controls or similar restrictions imposed by foreign governmental authorities may restrict our ability to convert local currency received or held by us in their countries into U.S. dollars or other currencies, or to take those dollars or other currencies out of those countries.

     To date, a relatively small part of our businesses has been conducted in emerging and other markets. As we expand our businesses in these areas, our exposure to these risks will increase.

Turbulence in Emerging Markets May Adversely Affect Our Businesses

     In the last several years, various emerging market countries have experienced severe economic and financial disruptions, including significant devaluations of their currencies and low or negative growth rates in their economies. The possible effects of these conditions include an adverse impact on our businesses and increased volatility in financial markets generally. Moreover, economic or market problems in a single country or region are increasingly affecting other markets generally. A continuation of these situations could adversely affect global economic conditions and world markets and, in turn, could adversely affect our businesses. Among the risks are regional or global market downturns and, as noted above increasing liquidity and credit risks.

Compliance with Local Laws and Regulations May be Difficult

     In many countries, the laws and regulations applicable to the securities and financial services industries are uncertain and evolving, and it may be difficult for us to determine the exact requirements of local laws in every market. Our inability to remain in compliance with local laws in a particular foreign market could have a significant and negative effect not only on our businesses in that market but also on our reputation generally. These uncertainties may also make it difficult for us to structure our transactions in such a way that the results we expect to achieve are legally enforceable in all cases.

                       SUMMARY CONSOLIDATED FINANCIAL DATA
                      (In thousands, except per share data)

     The following financial information has been derived from our consolidated financial statements included elsewhere in this prospectus. This data should be read in conjunction with those consolidated financial statements and related notes. Our balance sheet data is presented on an actual basis and on an adjusted basis giving effect to the sale of the common stock, issuable upon the exercise of: (i) 18,891 Common Stock Purchase Warrants; (ii) 398,696 Class A Warrants; and (iii) 398,696 Class B Warrants, being offered in this prospectus and the application of the proceeds from the sale.

                                           Year Ended  Seven Months      Year         Nine Months Ended
                                             May 31       Ended         Ended            September 30,
                                           ----------    --------      --------      -------------------
                                             1997        12/31/97      12/31/98       1998          1999
Statement of Operations Data:
   Revenues                                   21,911        9,820       18,250       14,898        20,341
   Net Income (loss)
                                              (3,428)      (3,342)      (3,310)      (1,503)        2,847
   Net income per share
      Basic                                   (21.48)       (0.83)       (0.48)       (0.23)         0.16
      Diluted                                 (21.48)       (0.83)       (0.48)       (0.23)         0.13
   Weighted average number of shares
      outstanding
      Basic                                  159,632    4,045,927    6,957,522    6,667,014    17,718,245
      Diluted                                159,632    4,045,927    6,957,522    6,667,014    21,527,960

                                                                                    As of September 30, 1999
                                                                                    ------------------------
                                                                                    Actual      As Adjusted
                                                                                    ------      -----------
Balance Sheet Data:
   Cash                                                                               3,903         6,715
   Working capital                                                                    5,102         7,920
   Total assets                                                                      22,910        25,722
   Long-term obligations, less current portion                                        2,349         2,349
   Liability related redeemable convertible preferred stock                             --
   Total stockholders' equity                                                        13,881        16,693

                                 CAPITALIZATION


     The following table sets forth our capitalization as of September 30, 1999. Our capitalization is presented on an actual basis and on an adjusted basis giving effect to the sale of the common stock, issuable upon the exercise of (i) 18,891 Common Stock Purchase Warrants; (ii) 398,696 Class A Warrants; and (iii) 398,696 Class B Warrants being offered in this prospectus and the application of the proceeds from the sale.


                                                                             As of September 30, 1999
                                                                             ------------------------
                                                                                  (In thousands)
                                                                             Actual       As Adjusted
                                                                             ------       -----------
                                                                             ========================
Current portion of long-term obligations                                     $    575     $    575
                                                                             ========================
Long-term obligations, less current porition                                    2,349        2,349
Stockholders' equity (deficiency}
  Preferred  C  Stock,   $.00001  par  value,   1,000,000   shares
    authorized  of the Company at September  30, 1999 and $100 par
    value, 20,000 shares authorized of the Predecessor at December
    31, 1998;  2,500 shares issued and  outstanding by the Company on September  30,1999 and by the  Predecessor  on December 31,
    1998.
  Common Stock, $.00001 par value, 50,000,000 shares authorized of the  company  at  September  30,  1999  and  $.05  par  value,
    15,000,000  shares  authorized of the  Predecessor at December
    31, 1998;  18,898,760  shares  issued and  outstanding  by the
    Company on September 30, 1999 and  7,829,040  shares issued by the Predecessor on December 31, 1998.
Additional paid-in capital                                                     33,646       36,458
Accumulated deficit                                                           (19,765)     (19,765)
                                                                             ------------------------
    Total stockholders' equity (deficiency)                                    13,881       16,693
                                                                             ------------------------
         Total capitalization                                                $ 16,230       19,042
                                                                             ========================

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. The results shown in this prospectus do not necessarily indicate the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations that involve risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in such forward-looking statements due to a number of factors, including those set forth in the section entitled "Risk Factors" and elsewhere in this prospectus.

Overview

     We are a global financial services firm engaged in three principal lines of business: investment banking, sales and trading and asset management. Our operating subsidiaries including Laidlaw Global Securities, Howe & Rusling and Westminster are engaged in all three lines of business. Our newest subsidiary, GEE is a development stage company established to create a global online trading network through its intended broker-dealer subsidiary Globeshare. Since all of the operating subsidiaries were acquired by the Company during calendar 1999, and prior thereto the Company was in its development stage, this discussion refers to the present operations of the recently acquired operating subsidiaries and comparative prior periods for such operating subsidiaries although they were not owned by the Company.

     Our results of operations may be materially affected by market fluctuations and economic factors. In addition, results of operations in the past have been and in the future may continue to be materially affected by several factors of a global nature including economic and market conditions; the availability of capital; the level of volatility of equity prices and interest rates; currency values and other market indices; technological changes and events (such as the increased use of the Internet and Year 2000 issues); the availability of credit; inflation; investor sentiment; and legislative and regulatory developments. Such factors may also have an impact on our ability to achieve our strategic objectives on a global basis, including but not limited to growth in assets under management, global investment banking and brokerage services activities as well as the development and expansion of GEE which will require substantial capital and resources.

     Our securities business, particularly our involvement in primary and secondary markets in domestic and overseas markets is subject to substantial positive and negative fluctuations due to a variety of factors that cannot be predicted with great certainty, including variations in the fair market value of securities and other financial products and the volatility and liquidity of global trading markets. Fluctuations also occur due to the level of market activity, which, among other things, affect the flow of investment dollars into bonds and equity, and the size, number and timing of transactions or client assignments.

     Results of operations also may be materially affected by competitive factors. Recent and continuing global convergence and consolidation in the financial services industry will lead to increased competition from larger diversified financial services organizations. We may be affected by such competition even though our strategy has been to situate the Company in markets where we believe we have a strong edge over competition due to strong local connections and access to markets. The Company, though global in its structure and strategy, wants to position itself as the "local player" in all competitive markets. Revenues in any particular period may not be representative of full-year results and may vary significantly from year to year and from quarter to quarter. The Company intends to manage its competitive position in the global financial services industry through diversification of its revenue sources and enhancement of its global franchise. The Company's overall financial results will continue to be guided by its ability and success in maintaining high level and profitable business activities, emphasizing fee-based assets that are designed to generate a continuing stream of revenues, and effective risk management in its securities and asset management businesses. In addition, the complementary trends in the financial services industry of consolidation and globalization present, among other things, technological, risk management and other infrastructure challenges that will require effective resource allocation in order for the Company to remain profitable and competitive.

     Global market and economic conditions in the quarter and nine months ended September 30, 1999 were generally favorable. Financial markets in many regions continued to exhibit signs of recovery from the financial concerns that persisted in the third and fourth quarters of fiscal 1998. During this period, extreme volatility, low levels of liquidity and increased credit spreads created difficult market conditions. On an internal basis, the Company's new management team has effected an internal restructuring of its operations with an emphasis on an overall reduction of its fixed cost structure. This allowed a quick adaptation to unexpected market conditions.

     Management intends to focus its activities in areas that take into consideration the cost structure of the Company and the constraint to allocate resources efficiently and in priority to ventures that can reasonably be expected to self-finance on a short term basis. With the formation of strategic alliances with foreign syndicate members, it is anticipated that the development of GEE could be very promising to our business. Management has stated its goal of signing in excess of 500,000 customers to access GEE's investment platform. While there are no assurances that management will achieve this goal prior to year-end, it is the current objective to have the GEE project fully functional prior to year-end.

Preamble to Management's Discussion and Analysis of Financial Condition and Results of Operations filed with our periodic report on Form 10-QSB for the nine months ended September 30, 1999 and incorporated herein

     The approach of reproducing the recent MD&As without attempting an analysis based on previous management's stewardship has been chosen since prior to the Reorganization, the Company operating as Fi-Tek V, Inc. had no operating business. Laidlaw Holdings, the subsidiary with a history of losses has only been recently managed by current management. Prior to September 1998 when the current management took full control of the Company, the applied business model was not part of the forward views of management. The losses accumulated prior to this management taking over were part of a model that attempted to maintain a full service firm in an environment where such firms required capitalization in excess of a $1 billion as demonstrated by the largest competitors in the industry. The current management by focusing on specific target audiences including overseas markets and small to medium size institutions has demonstrated that an Investment Bank and Brokerage firm that focuses on a specific niche has the ability to be successful as demonstrated by the turn around in operating results shown in 1999.

     The Company's current Management believes that under the extreme competitive environment in which the industry operates it has chosen the course that makes the most sense in light of the Company's competitive position. Members of Management handling the traditional business at Laidlaw Global Securities is operating under the assumption that there is room for a boutique approach with respect to Institutional Business. That approach consists of creating added value for our institutional customers through the ability to react quickly to market development. That ability has been demonstrated by Laidlaw Global Securities through its delivery of targeted advice in markets that are not saturated by larger institutions, i.e., Southern Europe and Emerging Markets. Our NYSE subsidiary Westminster has been operating under the same model applied to domestic markets, i.e., the ability to deliver timely and diligent executions for the institutional investor that is in a market size not sufficient to obtain the required attention from larger competitors. Westminster has demonstrated that ability over the years by maintaining in good and bad market environments a steady flow of execution business from small and middle institutions. Recently, Westminster has shown its ability to innovate through its offering of direct access to the floor of the NYSE to its large high net-worth individual investors and to its institutional customers. With respect to the Corporate Finance aspect of the business, both subsidiaries Laidlaw Global Securities and Westminster have focused on advisory roles, Private Placements and catering to new ventures and smaller corporations. Management considers Howe & Rusling, our asset management subsidiary, to be a more conservative component of our business. The new element with respect to Howe & Rusling will be the near completion of an Offshore Fund dedicated to raising money to be managed by Howe & Rusling that could significantly increase the amount of funds under management. However, while this is an objective, there is no guarantee of success in 2000 with respect to the stated goal of increasing the funds under management.

     The most challenging venture for the Company will be the attempt to compete through GEE in the on-line trading brokerage business. While the field is extremely competitive, the Company believes that GEE has created a unique approach to the business. The heavy reliance on overseas alliances will allow GEE to overcome the most obvious issues when attempting to establish a cross-border business in a highly regulated industry. Each partnership will allow a localized approach to each market while at the same time insuring that each partner is fully attuned to the cultural and regulatory specificities of each market environment. The other advantage to the GEE approach is the ability of all the partners in the alliance to rely on each other's strengths while creating a pool of customers that can be served by all, thus reducing the extremely high costs of acquiring clients as defined by the on-line industry in its present business model.

     The Year 2000 issue addressed in previous MD&A sections has been successfully managed. After full testing of all the systems, it now appears that the Company, to the best of its knowledge, has not experienced any Year 2000 complications materially adverse to its business operations. The Company nevertheless remains vigilant and intends to fully re-assess the issue at the end of the first quarter of 2000 when several operating restrictions in bringing changes and alterations to current computer systems are lifted.

Management's Discussion and Analysis of Financial Condition and Results of Operations filed with our periodic report on Form 10-QSB for the nine months ended September 30, 1999

Results of Operations

     The Company's net income of $1.3 Million for the three month period ended September 30, 1999 confirmed the turnaround demonstrated by the results of the first six months of 1999.

     Net income for the three month period ended September 30, 1999 increased from the comparable prior year period. Diluted earnings per common share were $.04 (after giving retroactive effect to the recent 3-for-2 stock split of the Company's common stock) in the quarter ended September 30, 1999 as compared to net losses of $999,347 in the quarter ended September 30,1998 which cannot be reduced to a per share item since the Company was not a public entity then and had a different capital structure. The Company's annualized return on common equity was 9.15% for the three month period ended September 30, 1999 and 20.5% for the nine-month period ended September 30, 1999. The same comparison for 1998 is not relevant in light of the losses incurred in 1998 while the Company was still in the process of rationalizing its operations under the leadership of its new management team.


     The increase in net income for the three month period ended September 30, 1999 from the comparable prior year periods was primarily due to higher commissions generated out of emerging and foreign markets. The Laidlaw Global Securities subsidiary has experienced a great level of success in establishing the Laidlaw Global Securities brand locally with our strategic partners. The appreciation of these results has to take into consideration the fact that August is traditionally a slow month for the industry from an earnings viewpoint. This year did not make an exception to this monthly seasonal pattern. Private placement offerings and advisory work mostly generated investment banking revenues. The third quarter of 1999 saw extensive activities for our Investment Banking Department in Asia and particularly in China, a region for which we intend to make a strong representation in our future earnings. The Westminster subsidiary, which only became part of the Company in July 1, 1999, had to absorb several one time cost items related to the relocation of its offices from downtown Manhattan to 100 Park Avenue. Furthermore the Westminster subsidiary started a service that will allow direct access to the floor of the New York Stock Exchange for large institutional and private customers, a service for which there is limited competition and a large demand from first rate investment outfits.

                               LAIDLAW GLOBAL CORP
                              Statements of Income


                                                                   For the three months                  For the nine months
                                                                    Ended September 30                   Ended September 30
                                                              -------------------------------       -------------------------------
                                                                  1999               1998               1999               1998
                                                              ------------       ------------       ------------       ------------
Revenues
Gross Commissions                                             $  6,203,571       $  2,021,706       $ 12,833,072       $  7,060,825
Asset Management Fees                                            1,423,445          1,431,597          4,421,944          4,530,348
Investment Income, Trading Profit & Corporation
Finance Fees                                                       379,459            435,283          2,227,278          1,901,256

Other Revenue                                                      494,241            136,690            858,694          1,405,173
                                                              ------------       ------------       ------------       ------------

    Total Revenues                                               8,500,716          4,025,276         20,340,988         14,897,602

Expenses
Salaries and Other employee costs                                1,838,540          1,716,558          4,985,800          5,659,849
Commissions                                                      2,982,887          1,277,498          6,427,979          4,629,202
Clearing and Occupancy                                             671,998            692,968          2,077,363          2,069,397
Other Expenses                                                   1,659,938          1,269,414          3,815,895          3,860,318
                                                              ------------       ------------       ------------       ------------
    Total Expenses                                               7,153,363         4,9656,438         17,307,037         16,218,766
                                                              ------------       ------------       ------------       ------------
Income (Loss) before minority interest                           1,347,353           (931,162)         3,033,951         (1,321,164)
Minority Interest                                                   77,195             68,185            187,002            181,917
                                                              ------------       ------------       ------------       ------------
Income (Loss) before taxes:                                      1,270,158           (999,347)         2,846,949         (1,503,081)
Income Taxes                                                          --                 --                 --                 --
                                                              ------------       ------------       ------------       ------------
Net Income (Loss)                                                1,270,158           (999,347)         2,846,949         (1,503,081)
                                                              ------------       ------------       ------------       ------------
Accumulated Deficit
Balance beginning of period                                    (21,035,122)       (19,805,808)       (22,611,913)       (19,302,075)
                                                              ------------       ------------       ------------       ------------
Balance end of period                                         $(19,764,964)      $(20,805,155)      $(19,764,964)      $(20,805,156)
                                                              ============       ============       ============       ============
NET INCOME PER SHARE
Basic                                                         $       0.05       $       --         $       0.16       $       --
                                                              ============       ============       ============       ============
Diluted                                                       $       0.04       $       --         $       0.13       $       --
                                                              ============       ============       ============       ============
WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING

Basic                                                           27,299,268               --           17,718,245               --
                                                              ============       ============       ============       ============
Diluted                                                         30,237,162               --           21,527,960               --
                                                              ============       ============       ============       ============



     In the U.S., difficult market conditions and continuing market volatility contributed to a stagnation of the volume of customer securities transactions, including listed agency and over-the-counter equity products. Nevertheless, revenues from markets in Southern Europe with a special emphasis on Greece created good opportunities for the Company notwithstanding the increased volatility also experienced by the foreign markets.

                         Average Balance Sheet Analysis
                      Three Months Ended September 30, 1999

                           LAIDLAW GLOBAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                    UNAUDITED



                                                                    Average for
                                                                    three mos.
                                                                       Ended
                                                                  Sept. 30, 1999
                                                                  -------------

ASSETS
Cash and Cash equivalents                                           $ 4,189,946
Escrow Deposit with Clearing Broker                                   3,556,742
Due from Clearing Broker & Other Receivables                          2,825,527
Goodwill in H&R Acquisition Corp, net                                 6,171,716
Property, Equipment and Leasehold Improvements                          695,100
Other Assets                                                          3,604,580
                                                                    -----------
TOTAL ASSETS                                                        $21,043,610
                                                                    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITES
Notes Payable                                                       $ 1,375,000
Private Placement Escrow Fund Payable                                 3,556,742
Accounts Payable, Accrued Expenses & Other Liabilities                3,943,843
                                                                    -----------
TOTAL LIABILITIES                                                     8,875,585
                                                                    -----------
COMMITMENTS AND CONTIGENCIES
12% Senior Secured Euro-Notes, due July 8, 2002                       1,349,000
Minority Interest                                                       416,690
STOCKHOLDER'S EQUITY
Preferred C Stock; $.00001 par value; 1,000,000 shares authorized;
2,500 shares issued                                                           1
Common Stock; $.00001 par value; 50,000,000
shares authorized; 18,898,760 shares issued                                 727
Additional Paid-In-Capital                                           30,825,390
Accumulated (Deficit)                                               (20,423,783)
                                                                    -----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                 10,402,335
                                                                    -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                  $21,043,610
                                                                    ===========




Liquidity and Capital Resources

     The credit worthiness of the Company has improved substantially as a result of the convertible note holder's conversion of $8 Million of debt into equity. An offer to exchange the Laidlaw Holdings 12% Senior Secured Euro Note into shares of common stock of the Company yielded a strong response from the Note holders who have agreed to the exchange $1.9 Million of the issue out of $2.305 Million that represents the entire issue. The change in debt structure of the Company has started to have a material impact on the Company's cash flow.

     The Company currently anticipates that its cash resources and available credit facilities will be sufficient to fund its expected working capital and capital expenditure requirements for the foreseeable future. However, in order to more aggressively expand its business, respond to competitive pressures, develop additional products and services, or take advantage of strategic opportunities, the Company may need to raise additional funds. Funds will initially be raised through the issuance of private equity securities in the GEE subsidiary. Though the Company's existing shareholders may experience additional dilution in ownership percentages or book value, the search for funding through private financing at the level of the subsidiaries along with direct application to the specific projects of these funds will result in a reduced dilution effect. The Company cannot give any assurance that additional funds will not be needed to respond to industry changes, competitive pressures and unforeseen events. If such funds are needed, there can be no assurance that additional financing will be available.


The Balance Sheet

The following table sets forth our total assets, adjusted assets, leverage ratios and book value per share:

                                               As of                  As of
                                          September 1999          September 1998
                                                (in $ except for ratios)

     Adjusted Assets (1)                    22,909,792              9,587,128
     Leverage Ratio (2)                        1.65                   20.74
     Adjusted Leverage Ratio (3)               1.65                   20.74
     Book value per share (4)                  1.21                   (0.06)

(1)  Adjusted assets represent total assets.

(2)  Leverage ratio equals total assets divided by equity capital.

(3)  Adjusted leverage ratio equals adjusted assets divided by equity capital.

(4)  Book  value  per  share  as  of  September   was  based  on  common  shares
     Outstanding.

                                    BUSINESS

                                     General

     Through our subsidiaries, we provide a broad range of investment services and products to individuals, corporations and institutions around the world. We are increasing the coordination of our investment banking and syndicate and trading activities, as well as focusing such activities on growth companies in selectively targeted industries, worldwide. We have accelerated our focus on international business, and intend to increase strategic ties with our foreign investment partners and alliances.

                           Our Operating Subsidiaries

     Laidlaw Global Securities, Inc.: Laidlaw Global Securities, formerly known as Laidlaw Equities, Inc., is a New York based financial services corporation which was incorporated in October 23, 1986. It is a broker-dealer which is a member firm of the NASD, SIPC and SIA. Its principal activities are institutional and retail brokerage, trading and sales, investment banking and research. Laidlaw Global Securities conducts a large amount of its brokerage business in foreign securities markets. In addition to its New York offices, Laidlaw Global Securities presently maintains offices, representative offices and associate representative offices in Hong Kong, China; Athens, Greece; Miami, Florida; Paris, France; Geneva, Switzerland; Barcelona, Spain; and Nassau, Bahamas.

     Westminster  Securities  Corporation:  Westminster  is  a  New  York  based comprehensive professional investment services corporation which was incorporated in 1971. It is a member of the NYSE, NASD and SIPC. Westminster's principal activities are investment banking, institutional and retail brokerage, market making and asset management. Westminster also maintains an office in Miami, Florida.

     Howe & Rusling, Inc.: The Company owns an 81% interest in H&R Acquisition Corp., which owns a 100% interest in Howe & Rusling, a 68 year old asset management company based in Rochester, New York. Howe & Rusling's principal activities are professional investment management.

     Global Electronic Exchange, Inc.: GEE, a 59% owned subsidiary of the Company, is a New York based development stage corporation which was incorporated in January 26, 1999. It was established by the Company to create and develop an Internet based international investment services business, including operations in securities trading, investment banking, asset management and real estate.

     Lead Capital S.A.: Lead Capital is an Athens-based brokerage firm which was incorporated under the laws of Greece. Lead Capital is registered with the Greek Securities Commission.

     Laidlaw Pacific (Asia) Ltd.: Laidlaw Pacific is a Hong Kong based investment advisor which was incorporated in June 2, 1992. Laidlaw Pacific is a registered Dealer and Investment Advisor with the Hong Kong Securities and Futures Commission. Its principal activities are corporate financial advisory services . The transaction to acquire Laidlaw Pacific has not closed and is in the process of being renegotiated.

                               Recent Developments

The Reorganization

     On June 8, 1999, the Company, formerly known as Fi-Tek V, Inc., acquired approximately 99% of the issued and outstanding shares of common stock of Laidlaw Holdings pursuant to a Plan and Agreement of Reorganization among Laidlaw Holdings, Fi-Tek V, Inc., Westminster and the principal stockholders of such companies, dated May 27, 1999. The transactions contemplated by the Reorganization Agreement were intended to be a reorganization of the corporate parties under either or both of Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. As a result of such transactions, on June 8, 1999, the Company issued 14,998,999 shares of its common stock to stockholders of Laidlaw Holdings. Immediately prior to closing, the Company caused a 1-for-32.4778 reverse split of its common stock (the "Reverse Stock Split") and thereby reduced its issued and outstanding shares of common stock to 1,500,000 shares. Simultaneous with closing, the Company changed it name from Fi-Tek V, Inc. to Laidlaw Global Corporation.

     Also, pursuant to the Reorganization Agreement, on July 1, 1999, the Company acquired substantially all of the issued and outstanding common stock of Westminster for 4,500,000 shares of common stock of the Company. This transaction was approved by the NYSE. Pursuant to the Reorganization Agreement, the Company acquired more than 99% of the issued and outstanding common stock of Westminster for 4,500,000 shares of common stock of the Company. Additionally, the Company assumed the obligations of options granted to certain employees of Westminster and therefore granted options to purchase 90,000 shares of its common stock at a price per share of $.83. As a condition of closing,
Westminster agreed to have capital, as defined under Rule 15c3-1 of the Securities Exchange Act of 1934 (the "Exchange Act"), of at least $600,000 at closing. Such capital was provided in the form of subordinated loans advanced by three stockholders of Westminster who retained nominal shareholdings in Westminster for purposes of making such loans in compliance with applicable Commission and NYSE rules.

     The Company entered into an agreement with PUSA Investment Company to acquire 100% of the issued and outstanding common stock of its subsidiary
Laidlaw Pacific. The parties are currently renegotiating the terms of this agreement and do not intend to complete the transactions as originally contemplated.

     On December 15, 1999, the Company acquired 100% of the issued and outstanding shares of common stock of Lead Capital, an Athens-based brokerage firm registered with the Greek Securities Commission.

The 3-for-2 Stock Split

     On September 9, 1999, a majority of the stockholders and the Board of Directors approved a 3-for-2 stock split in the form of a stock dividend. One share of common stock of the Company was issued for each two outstanding shares of pre-split common stock to stockholders of record as of September 23, 1999. Furthermore, the number of shares and the exercise price of all warrants and options issued by the Company were adjusted in accordance with the Forward Stock Split.

     All references in this prospectus to shares of common stock, warrants and options issued by the Company, as well as the exercise price of such warrants and options, have been adjusted to reflect the Forward Stock Split.


                                  Our Strategy

     We have carefully developed a strategic plan involving internal restructuring and selective aggressive expansion in order to focus our resources on achieving our goal of becoming a high quality, highly profitable, global investment bank. We seek to specialize in middle market investment opportunities while servicing a strong client base of high net-worth individuals and institutions worldwide. We will specifically concentrate on building sales and distribution, investment banking activities, assets under management and securities brokerage.

     Through our stockholders, senior management team, and strategic alliances, we have access to resources, companies and investors worldwide. We are confident that our relative size enhances our ability to service middle market corporations, and to provide proprietary products for our clients more efficiently than larger firms.

     We continue to build a sales and marketing team of professionals committed to asset management, corporate finance and securities brokerage. By developing a team that drives the entire organization, the Company can objectively source and generate a high quality deal flow of new middle market clients based on an investment driven approach to the business. Our strategic plan focuses on the following areas:

     o Cost Containment. We will seek to minimize operating costs and convert fixed costs to variable costs, where appropriate. Recently, decisions were made to enhance the profitability of the Company by reviewing and reorganizing the Company's operating infrastructure, which resulted in significant expense reduction. Select regional offices were closed in order to build the core business in New York and concentrate human and financial capital on those areas which more efficiently serve the Company's focus as a global firm.

     o Brokerage. A focal point of our strategic initiative is to restructure and build our brokerage base. Management intends to use its industry contacts and the Company's full range of available products and services to attract high net-worth retail and institutional sales producers.

     o Asset Management. Going forward, we intend to further integrate the operations of our subsidiaries which provide asset management services, and increase assets under management. We plan to accomplish this by aggressively marketing our asset management business, leveraging the long standing quality reputation of Howe & Rusling, Westminster and Laidlaw Pacific and continuing the successful management of portfolios.

     o Capital Markets. We intend to increase our origination of domestic and international equity and fixed income products. To implement this strategy, we are increasing the coordination of our research, investment banking, syndicate and equity trading activities to focus on middle market and growth companies in a group of core industries. By focusing our activities, we expect to enhance our reputation in such industry groups and increase our penetration, leading to the execution of a greater volume of higher margin transactions.
          Additionally, we expect to increasingly leverage our relationships with the Company's foreign affiliates and partners, in order to participate and originate products from and for the international markets.

     o Global On-Line Trading. Because we believe that the needs of our clients are global and that the online brokerage industry is experiencing rapid growth, we have launched a unique online trading platform that allows investors to have access to international financial markets through the increasingly convenient and reliant medium of the Internet.

                                Lines of Business

Traditional Trading and Brokerage Services

     Laidlaw Global Securities: Laidlaw Global Securities provides professional brokerage services to both institutional and individual investors. Laidlaw Global Securities is focused to meet the needs of the sophisticated investor by offering a full range of investment strategies and services including domestic and international equities, bonds, debt securities, mutual funds, government securities, new public and private offerings, retirement services and life insurance/annuity products. In addition, Laidlaw Global Securities provides proprietary product offerings for investment clients by specializing in firm research and client underwriting of small to mid-capitalization companies with market capital under $500 million.

     An experienced trading staff and syndicate department at Laidlaw Global Securities allow the Company's institutional and individual clients to participate in new debt and equity offerings. During the course of the 1999 syndicate year, Laidlaw Global Securities participated in numerous syndicate offerings, originating both in the United States and in foreign markets.

     Laidlaw Global Securities offers its clients financial services, securities transaction, and account maintenance capabilities available through an alliance with Pershing, a Division of Donaldson, Lufkin and Jenrette Securities Corp. ("Pershing"), a leading provider of correspondent brokerage clearing house services. Pershing offers Laidlaw Global Securities clearing capabilities and investment services specifically developed for the securities industry.

     For non-dollar denominated equity and debt transactions, Laidlaw Global Securities clears through Arnold & S. Bleichroeder, Inc., which provides access to stocks listed on over 40 exchanges throughout the world and with substantial coverage in the leading emerging market countries.

     Westminster: Westminster provides professional execution services for investors interested in trading in virtually every financial market. Westminster buys and sells equities, options, fixed-income securities, mutual funds and unit investment trusts while offering very competitive commission prices. Westminster, which is a member of the NYSE, trades on all major exchanges and is a principal market maker in several select Over-the-Counter securities. In trading, Westminster focuses on maximizing clients' financial security by providing informed, intelligent investment services.

     Through Pershing, Westminster offers a full range of retirement plans to individuals, corporate employees, and self-employed professionals. Westminster also provide fee-based management account programs that offer access to top institutional money managers. Through Pershing, Westminster also offers PROCASH, a consolidated asset management account combining brokerage services, free check writing, a MasterCard(R) Debit card, and other cash flow management activities.

     Westminster believes that by employing its strategic initiative to build a relatively small but high quality group of brokers, it will be able to efficiently provide a high level of support and service to its core broker base thereby increasing broker productivity, expanding production, and improving the quality of the business generated. Furthermore, by providing a flexible environment with access to proprietary products, management support, individual attention and full product and staff support, Westminster believes that it will be able to retain and improve broker productivity and recruit experienced higher revenue producing brokers.

     Lead Capital: Lead Capital provides professional brokerage services to investors primarily investing in securities listed on the Athens Stock Exchange. As of the date of this prospectus, Lead Capital did not contribute a significant amount of income to the operations of the Company.


Global On-Line Trading and Investment Services

     GEE: GEE is a newly formed corporation which intends to establish itself as an Internet based international investment services business, including operations in securities trading, investment banking, asset management and real estate. Through its wholly owned broker-dealer subsidiary Globeshare, Inc. ("Globeshare"), GEE provides international trading through a network of member firms. Globeshare intends to operate as an Internet based securities firm through its World Wide Web site Globeshare.com. Globeshare initially commenced operations as a division of Laidlaw Global Securities. To date, Globeshare has only conducted business within the United States and has not generated significant revenue. The Company also presently owns the domain names GlobeBond.com and GlobeProperty.com and will utilize these names to develop future Internet based businesses.

     On January 27, 2000, GEE, through Globeshare, Inc., launched global trading operations using Globeshare.com as its online trading platform. Globeshare recently became a member of the NASD. Prior to becoming a member of the NASD, securities trades were executed through the Company's affiliate Laidlaw Global Securities.

     The system launched and currently being developed by Globeshare will eventually link it with brokerage firms in approximately 50 countries. Capitalizing on the foreign contacts of the Company, its subsidiaries and affiliates, GEE intends to develop strategic affiliations with established brokerage firms throughout the world, and to date has entered into agreements with 11 foreign registered brokerage firms representing 16 exchanges located outside the United States. The affiliations with foreign registered securities firms will result in an international network of member firms. The agreements with the network members provides for exclusivity with Globeshare. This membership network provides investors of these member firms to utilize the Globeshare web site to trade securities throughout the world. Investors are able to trade in the countries where Globeshare has a network affiliate member by either becoming a client of Globeshare or an online customer of the member firm where the investor resides. For example, an individual residing in the United States may now enter the Globeshare.com web site and place an order to sell or buy securities on any foreign exchange where the Company has a foreign affiliate, such as an exchange located in France or Spain. Similarly, investors residing in Spain may enter the GlobeShare.com web site and enter an order to trade on the French or United States exchanges.

     GEE expects earns a transaction fee on every securities transaction which is initiated through the Globeshare.com web site. Depending upon the agreement obtained by the Company with the affiliate member firm, Globeshare obtains a commission of between 20-40% of the commission earned, the customer's brokerage firm receives approximately 20% of the commission paid to Globeshare and the executing brokerage firm receives the bulk of the commissions. For trades executed in the United States equity markets, the Company charges $29.95 per trade and, as the executing broker, Globeshare retains 80% of the commission charges.

     As of January 20, 2000, the Company had entered into letters of intent and agreements with five foreign broker-dealers, which allow customers to execute trades in exchanges including all United States exchanges, and the Belgian, Luxembourg, EASDAQ, Hong Kong and Paris Bourses. The Company expects to reach affiliate agreements with other brokerage firms in Spain, Japan, Brazil, German, Greece, Argentina and the United Kingdom in the next few months and will continue to expand its affiliations.

Investment Banking

     Laidlaw Global Securities: Laidlaw Global Securities has the platform to emerge as a global investment bank for middle-market companies. Laidlaw Global Securities' investment banking professionals have completed numerous private placements, public stock offerings, and secondary equity and debt offerings. Since January of 1997, Laidlaw Global Securities has acted as either lead underwriter or co-underwriter in the following public offerings: Puro Water, Inc., Asia Pacific Wire & Cable Company, Augment Systems, Inc., Scheid Vineyards, Inc., JinPan International, Ltd. and Newmark Homes Corp. Laidlaw Global Securities also acts as a financial advisor to a number of middle-market companies in developing strategies for maximizing shareholder value. Laidlaw Global Securities provides fairness opinions and valuations, advice on recapitalization, mergers and acquisitions, advice on selling companies, and assistance with the private placement and public distribution of securities in the United States and abroad.

     By providing experienced counsel to middle-market and growth companies, where the market capitalizations are less than $500 million, Laidlaw Global
Securities is well-positioned in a important market niche. Laidlaw Global Securities' investment professionals offer domestic clients an opportunity to extend their investment offerings beyond the United States, to key international markets, while also assisting international companies who desire access to the United States.

     Westminster:   Westminster  offers  a  full  range  of  investment  banking services, principally corporate finance and merger and acquisition services to emerging growth and middle-market companies.

     Westminster has considerable experience and expertise in arranging public offerings, both initial and secondary, and private placement offerings for firms ranging from small start-up companies to well-established corporations. Since 1997, Westminster has served as an underwriter for the public offering of foreignTV.com Inc.

     Westminster assists clients in raising debt, mezzanine and equity capital through both public and private markets. Maintaining relationships with a large number of lenders and equity investors, both institutional and high net-worth investors, enables Westminster to generate significant levels of private financing. Additionally, Westminster is capable of underwriting equity offerings and providing bridge financing through its retail brokerage operations and institutional sales people.

     Westminster also provides merger and acquisition advisory services. Westminster's banking staff assist clients in selling all or part of their businesses by preparing offering memoranda, identifying appropriate qualified financial buyers from extensive contact lists, and conducting management presentations and due diligence reviews. In addition, Westminster assists acquirers by identifying attractive investment opportunities, and by creatively structuring and placing acquisition financing.

     Laidlaw Pacific: Laidlaw Pacific offers a full range of corporate financial advisory services to clients including arranging initial public offerings, placing rights issues, takeovers, corporate restructuring and the underwriting of equities. Laidlaw Pacific has launched various fund raising activities throughout the Pacific Rim and in the United States. It has acted as sponsor and underwriter of numerous takeover, merger and acquisition activities. Laidlaw Pacific's investment banking strategy is to focus on initial public offerings by Internet corporations.

Asset Management and Investment Services

     Howe & Rusling: The Company owns an 81% interest in H&R Acquisition Corp. whose wholly owned subsidiary Howe & Rusling is primarily engaged in asset management and services. Howe & Rusling was founded in 1930, and has successfully built and managed investment portfolios for over 470 institutional and high net-worth clients. Howe & Rusling's client base includes high-net worth individuals, qualified retirement plans, and endowment funds and corporations.

     Howe & Rusling's successful investment approach is based on a conservative philosophy of building long term asset growth through low volatility investments. Management believes that this investment approach has resulted in one of the highest client retention rates among investment management firms. Howe & Rusling's average client retention is 98% per year. Nelson Publication's "World's Best Money Managers" ranked Howe & Rusling in the top 4% of 303
Balanced Managers for the three years ending 1998. In addition, Money Manager Review's "The Best Performing Managers" ranked Howe & Rusling in the top 1% of 314 Balanced Managers as of year-end 1998.

     Since the Company's purchase of majority control of Howe & Rusling, assets under management have grown from approximately $450 million in October 1996 to $765 million as of November 30, 1999. The key element of our strategic plan is to build our asset management business by globally expanding the base of institutional and high net-worth clients.

     Laidlaw Global Securities: Our registered investment advisor, a division of Laidlaw Global Securities, provides services including performance monitoring selection of third party investment managers, and discretionary asset management. The investment advisory services offered by Laidlaw Global Securities are tailored for a variety of clients, including individuals, pension and profit-sharing plans, trusts and estates, charitable organizations, corporations and other businesses.

                                    Employees

     As of January 20, 2000, we had 125 employees, of which 63 are employed full-time and 3 are employed part-time at Laidlaw Global Securities, 15 are employed full-time and 2 are employed part- time at Westminster, 22 are employed full-time at Howe & Rusling, 4 are employed full-time and 8 are employed part-time at GEE, and 8 are employed full-time at Lead Capital. We believe that one of our strengths is the quality and dedication of our employees and the shared sense of being a part of a team. We strive to maintain a work environment that fosters professionalism, excellence, diversity and cooperation among our employees. Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense. Our employees are not covered by any collective bargaining agreement, and we have never experienced a work stoppage. We believe our relations with our employees are good.

                                   Properties

     Our principal executive offices, which are occupied by Laidlaw Global Securities, Westminster and GEE, are located on the 25th, 27th, 28th and 29th floors at 100 Park Avenue, New York, New York and comprise approximately 30,467 square feet of leased space. The lease of space located on the 25th and 27th floors expires in 2005 and the lease of space located on the 28th and 29th floors expires in 2010. Outside New York, Laidlaw Global Securities occupies 900 square feet of office space in Miami, Florida. Westminster occupies 650 square feet of office space in Miami, Florida. Howe & Rusling's executive office is located at 120 East Avenue, Rochester, New York. Howe & Rusling leases office space aggregating approximately 7,333 square feet under a lease that expires on February 28, 2000.

     Consistent with our global approach to our business, Laidlaw Global Securities also occupies 500 square feet of office space in Paris, France and approximately 2,000 square feet of office space in Athens, Greece. Lead Capital occupies 2,000 square feet of office space in Athens, Greece.

                                   Competition

     The financial services industry is intensely competitive, and we expect it to remain so. Our competitors are other brokers and dealers, online brokerage businesses, investment banking firms, insurance companies, investment advisors, mutual funds, hedge funds, commercial banks and merchant banks. We compete with some of our competitors globally and with some others on a national and regional basis. We compete on the basis of a number of factors, including transaction execution, our products and services, innovation, reputation and price.

     Competition is also intense for the attraction and retention of qualified employees. Our ability to continue to compete effectively in our businesses will depend upon our ability to attract new employees and retain and motivate our existing employees.

     In recent years there has been a significant consolidation and convergence in the financial services industry. Commercial banks and other financial institutions have established or acquired broker-dealers or have merged with other financial institutions. These firms have the ability to offer a wide range of products, from loans, deposit-taking and insurance to brokerage, asset management and investment banking services which may enhance their competitive position. They also have the ability to support investment banking and securities products with commercial banking, insurance and other financial services revenues in an effort to gain market share.

     We believe that some of our most significant challenges and opportunities will arise outside the United States. In order to take advantage of these opportunities, we will have to compete successfully with financial institutions based in important foreign markets, particularly in Europe. Some of these institutions are larger, better capitalized and have a stronger local presence and a longer operating history in these markets.

     Many of our competitors have significantly greater financial, technical, marketing and other resources than we do. Some of our competitors also offer a wider range of products and services than we do and have greater name recognition, more established reputations and more extensive client and customer bases. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements due to superior systems capabilities. They may also be better able to offer more attractive terms to customers and clients and adopt more aggressive pricing and promotional policies compared to our firm.

     Once our online brokerage business becomes operational through GEE, it is anticipated that we will compete with discount brokerage firms, which generally execute transactions for customers while offering other services such as research, portfolio valuation and investment recommendations. We will compete directly with approximately one hundred discount brokerage firms already operating on the Internet. The number of online discount brokers will likely increase rapidly if the favorable treatment of these firms by the equity market continues. It is also anticipated that our online brokerage business will also encounter competition from established full-commission brokerage firms. Many of these brokerage firms have also begun conducting business online.

                                   Trademarks

     We have applied for registration for a variety of trademarks in the United States and abroad for use in the businesses of our subsidiaries. In the United States we have applied for the trademarks LAIDLAW GLOBAL, GLOBEBOND, GLOBAL ELECTRONIC EXCHANGE, GLOBEPROPERTY and GLOBESHARE. The GLOBESHARE trademark has also been applied for in Argentina, Brazil, China, the European Union, Hong Kong, Japan and Thailand. To date, no registrations have yet been issued.

     We regard our intellectual property as being an important factor in the marketing of the Company. We are not aware of any facts which would negatively impact our continuing use of our trademarks.

                                   Regulation

     Regulation of the Securities Industry and Broker-Dealers: The securities industry - and all of our businesses - is subject to extensive regulation under both federal and state laws. In the United States, the Commission is the federal agency responsible for the administration of the federal securities laws. Laidlaw Global Securities and Westminster are member NASD firms and registered investment advisors with the Commission. Howe & Rusling is also a registered investment adviser with the Commission. Securities firms are subject to regulation by the Commission and by self- regulatory organizations ("SROs"), including but not limited to the NASD, the Municipal Securities Review Board (the "MSRB") and national securities exchanges such as the NYSE. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. Laidlaw Global Securities is a registered broker-dealer in 50 states, the District of Columbia and the Commonwealth of Puerto Rico. Failure to comply with the laws, rules or regulations of the Commission, SROs and state securities commissions may result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion by such entities of a broker- dealer, an investment adviser, officers, or employees. The Commission and SROs regulate many aspects of our business including trade practices among broker-dealers, capital structure and withdrawals, sales methods, use and safekeeping of customers' funds and securities, the financing of customers' purchases, broker-dealer and employee registration and the conduct of directors, officers and employees. Additional legislation, changes in the rules promulgated by SROs or changes in the interpretation of enforcement of existing rules, either in the United States or elsewhere, may directly affect the mode of operation and profitability of the Company.

     We are subject to foreign law and the rules and regulations of foreign governmental and regulatory authorities in virtually all countries where we have offices. This may include laws, rules and regulations relating to any aspect of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure, record-keeping, the financing of customers' purchases, broker-dealer and employee registration requirements and the conduct of directors, officers and employees.

     Effect of Net Capital Requirements: As a registered broker-dealer and member of various SROs, we are subject to the Uniform Net Capital Rule under the Exchange Act. The Uniform Net Capital Rule specifies the minimum level of net capital a broker-dealer must maintain and also requires that at least a minimum part of its assets be kept in relatively liquid form. As of December 31, 1999, our broker-dealer subsidiaries including Laidlaw Global Securities and Westminster were required to maintain minimum net capital of $158,519 and $100,000 respectively and had total net capital of approximately $3,853,487 and $1,326,231 respectively. Of the net capital maintained by Westminster, $600,000 was advanced in the form of subordinated debt by the shareholders of the company.

     The Commission and various SROs impose rules that require notification when net capital falls below certain predefined criteria, dictate the ratio of debt to equity in the regulatory capital composition of a broker-dealer and constrain the ability of a broker-dealer to expand its business under certain circumstances. Additionally, the Uniform Net Capital Rule imposes certain requirements that may have the effect of prohibiting a broker-dealer from distributing or withdrawing capital and requiring prior notice to the Commission for certain withdrawals of capital.

     We are an active participant in the international fixed income and equity markets. Many of our subsidiaries that participate in those markets are subject to comprehensive regulations that include some form of capital rule and other customer protection rules.

     Compliance with net capital requirements of these and other regulators could limit those operations of our subsidiaries that require the intensive use of capital, such as underwriting and trading activities and the financing of customer account balances, and also could restrict our ability to withdraw capital from our regulated subsidiaries, which in turn could limit our ability to repay debt or pay dividends on our common stock.

     Application of Securities Act and Exchange Act to Internet Business: The Securities Act governs the offer and sale of securities. The Exchange Act governs, among other things, the operation of the securities markets and broker-dealers. When enacted, the Securities Act and the Exchange Act did not contemplate the conduct of a securities business through the Internet. Although the Commission, in releases and no-action letters, has provided guidance on various issues related to the offer and sale of securities and the conduct of a securities business through the Internet, the application of the laws to the conduct of a securities business through the Internet continue to evolve. Uncertainty regarding these issues may adversely affect the viability and profitability of our business.

                                  Legal Matters

     In the normal course of business, we are subject to various legal proceedings. However, in management's opinion, there are no legal proceedings pending against us or any of our subsidiaries that would have a material adverse effect on our financial position, results of operations or liquidity.

                           PRICE RANGE OF COMMON STOCK

     The common stock of the Company is traded on the OTC Bulletin Board. Since the acquisition of Laidlaw Holdings on June 8, 1999, the common stock has been traded under the symbol LAIG. Prior to the acquisition, the common stock was traded under the symbol FTKV. The following table sets forth the closing high and low sales prices for each of the periods indicated below for the Company's common stock. The market prices have been adjusted to give retroactive effect to the Reverse Stock Split and the Forward Stock Split.


 Year               Quarter                    High              Low

1998                First                      --                --

                    Second                     --                --

                    Third                      --                --

                    Fourth                     --                --

1999                First                      --                --

                    Second                     $14.08            $2.33

                    Third                      $21.33            $12.67

                    Fourth                     $20.75            $12.96


     As of January 20, 2000, there were approximately 195 stockholders of record. The Company does not anticipate paying any cash dividends in the foreseeable future. The Company currently intends to retain future earnings to fund the development and growth of the business.

     In January 2000, the Company made application to trade its common stock on The American Stock Exchange. No assurance can be given that such application will be approved, nor can the Company predict when any action will be taken under such application.

                                   MANAGEMENT

                        Directors and Executive Officers

     As a condition of the Reorganization Agreement, the officers and directors of Laidlaw Holdings became the officers and directors of the Company. The Reorganization Agreement also provided that John P. O'Shea, the President and Director of Westminster, would serve as a director of the Company. The following table lists the executive officers and directors of the Company:

     Name                           Age      Position

     Anastasio Carayannis .......   40       Chairman of  the Board, Chief
                                                  Executive Officer and Director

     Roger Bendelac .............   42       President, Chief Operating Officer,
                                                  Chief Financial Officer,
                                                  Secretary and Director

     Daniel Bendelac ............   50       Vice-Chairman of the Board and
                                                   Executive Director

     Larry D. Horner ............   65       Chairman Emeritus and Director

     Jean-Marc Beaujolin ........   55       Director

     Billimac C. Bradley ........   65       Director

     Robert K. F. Ma ............   45       Director

     John P. O'Shea .............   42       Director

                                   ----------

     Anastasio Carayannis has served as Chief Executive Officer and as Chairman of the Board of the Company since November 1999. From June 1999 to November 1999, he served as President, Chief Operating Officer and Director of the Company. From January 1999 to November 1999, he served as President, Chief Operating Officer and Director of Laidlaw Holdings. He has also served as an executive officer and director of Laidlaw Global Securities since March 1999 and as Chairman of the Board and Chief Executive Officer of GEE since its inception in February of 1999. From 1994 to 1996, Mr. Carayannis served as head of Prudential Securities Private Alliance Group. From 1989 to 1994, he served as the Director of Private Client Alliance at Oppenheimer & Co., Inc., where he successfully established strategic alliances in Europe, Latin America and Asia.

     Roger Bendelac has served as President and Chief Operating Officer of the Company since November 1999. He has also served as Chief Financial Officer,
Secretary and Director of the Company since June 1999. From July 1997 to November 1999, Mr. Bendelac served as Chief Financial Officer, Secretary and as a member of the Board of Laidlaw Holdings. He has also served as an executive officer and director of Laidlaw Global Securities since March 1999 and as President, Chief Financial Officer, Secretary, Treasurer and Director of GEE since its inception in February of 1999. From 1989 to 1997, Mr. Bendelac served as an investment executive with Westminster Securities Corporation.

     Daniel Bendelac has served as the Vice-Chairman of the Board and Executive Director since November 1999. He has also served as a director of the Company since June 1999. From July 1997 to November 1999, he served as a director of Laidlaw Holdings. He has also served as Vice Chairman of the Board of GEE since its inception in February of 1999. From 1992 to August 1998 Mr. Bendelac served as a Managing Director at First Intercontinental Group.

     Larry D. Horner has served as Chairman Emeritus and as a member of the Board of the Company since November 1999. From June 1999 to November 1999, he served as Chief Executive Officer, Chairman of the Board and Director of the Company. From June 1999 to November 1999, he served as Chief Executive Officer, Chairman of the Board and Director of Laidlaw Holdings. Mr. Horner has served as Chairman of the Board of Laidlaw Pacific since October 1994. He has also served as Chairman of the Board of Laidlaw Global Securities since March 1999 and as a director of GEE since its inception in February of 1999. Mr. Horner has spent over 36 years with KPMG International as well as KPMG Peat Marwick (U.S.A.) where he served as Chairman of the Board and Chief Executive Officer from 1984 to 1990. Mr. Horner also serves as a board member to several corporations including Pacific USA Holdings Corp., Asia Pacific Wire & Cable Co., Ltd., American General Corp., Phillips Petroleum Company, Lotus Biochemical, Inc., Newmark Homes, Corp. and Atlantis Plastic Corporation.

     Billimac C. Bradley has served as a director of the Company since June 1999 and as a director of Laidlaw Holdings since July 1995. Since 1991, Mr. Bradley has served as the Chief Executive Officer of Pacific USA Holdings Corp., where he is responsible for developing the United States operation's basis strategies and operating plans. Before joining Pacific USA Holdings Corp., Mr. Bradley spent 23 years as a partner of KPMG Peat Marwick and served on its Board of Directors.

     Jean-Marc Beaujolin has served as a director of the Company since June 1999 and as a director of Laidlaw Holdings since October of 1994. Since 1974, Mr. Beaujolin has served as the Chairman of the Board of Europ Continents Holding, a holding company quoted on the Luxembourg stock exchange and principally engaged in distribution, real estate and financial services in South East Asia. Europ Continents Holding deals specifically in industrial goods and equipment such as medical supplies and automotive parts.

     Robert K. F. Ma has served as a director of the Company since June 1999 and as a director of Laidlaw Holdings since July 1995. Mr. Ma has also held various Executive Director positions at Laidlaw Pacific Financial Services (Holdings) Limited, the parent company of Laidlaw Pacific, and all of its subsidiaries since 1994. Since March 1997, he has served as the Chief Financial Officer and Director of Asia Pacific Wire & Cable Corp., Ltd. He is also a Director, or Alternate Director, of Texwinca Holdings Limited and Pudong Development Holdings Limited which are companies listed on various foreign exchanges. From 1986 to 1991, he served as Vice President and Senior Account Executive of NMB Postbank Groep N.V. were he was responsible for loan origination and syndication work prior to heading its merger and acquisition team. Mr. Ma is a fellow member of the Institute of Chartered Accountants in England & Wales, an associate member of the Institute of Chartered Accountants of Canada and a fellow of the Hong Kong Society of Accountants. He has also participated in direct investments in advisory and principal roles throughout Asia and the United States.

     John O'Shea has served as a director of the Company since July 1, 1999. Since September 1998, he has served as President and Chief Operating Officer of Westminster. He joined the Board of Directors of Westminster in January 1997, after serving 10 years as Vice President. From 1982 to 1987, Mr. O'Shea served as Syndicate Manager of Yammer & Co., an American Stock Exchange Member Firm. He is an Allied Member of the NYSE and is a Member of the New York Board of Trade. He is also the owner of the Las Vegas Coyotes, a professional roller hockey team. He received a BA and MA in Economics from the University of Cincinnati.

                                  Key Employees

     Thomas Rusling has served as the President of Howe & Rusling since 1965. He is a member of Howe & Rusling's Executive Committee, Investment Committee and Strategy Group. Mr. Rusling has more than three decades of portfolio management and corporate experience. He received a BA in Economics from Yale University and later achieved the Chartered Financial Analyst designation.

     Jack Anderson has served as the Executive Vice President of Howe & Rusling since 1977. He is a member of Howe & Rusling's Executive and Investment Committees. Prior to joining Howe & Rusling, Mr. Anderson served as a financial accountant for a Fortune 500 company and as an account executive for a respected brokerage firm. He received a BS in Engineering from Brown University and an MBA from Boston University.

     Daniel Luskind has served as the Co-Chairman of the Board of Westminster since September 1998. Prior to becoming Co-Chairman, he served as President of Westminster since its inception in 1971. Mr. Luskind is a Certified Public Accountant.

     Henry Krauss has served as the Co-Chairman and Secretary of Westminster since September 1998. Prior to becoming Co-Chairman, he served as Secretary and Treasurer of Westminster since its inception in 1971.

                             Committees on the Board

     The Board of Directors has established a Stock Option Committee, composed of Larry D. Horner, the Chairman Emeritus and an independent director of the Company, and Jean-Marc Beaujolin, an independent director of the Company, who are responsible for administering the Company's 1999 Omnibus Plan. The members of the Stock Option Committee are no longer eligible to participate in the Omnibus Plan and qualify as disinterested persons for purposes of Rule 16b-3(c)(2)(i) of the Exchange Act.

     Our Board of Directors has also established an Audit Committee, also composed of Messrs. Horner and Beaujolin. The Audit Committee will review the results and scope of the audit and other services provided by our independent auditors as well as review our accounting and control procedures and policies.

                             Executive Compensation

     The following table summarizes calendar 1997, 1998 and 1999 compensation for services in all capacities of our executive officers.

                           Summary Compensation Table


                                                Annual Compensation                   Long-Term Compensation
                                                                                          Awards Payouts

                                                                                       Securities          LTIP           All Other
     Name and Principal                                Salary           Bonus          Underlying         Payouts       Compensation
          Position                   Year                ($)           ($)(1)          Options (#)          ($)            ($)(2)
          --------                   ----                ---           ------          -----------          ---            ------
Anastasio Caryannis,                 1999              175,000         302,000            62,700             --            629,469
Chief Executive Officer
                                     1998              158,333            --                --               --            242,200
                                     1997              150,000            --                --               --            216,697

Roger Bendelac,                      1999              101,250          98,000            62,700             --            177,067
President, Chief Operating
Officer, Chief Financial
Officer and Secretary
                                     1998                 --              --             225,000             --            154,233
                                     1997                 --              --                --               --             66,410
Daniel Bendelac,                     1999              150,000         100,000            62,700             --             34,103
Executive Vice President
                                     1998               50,577            --             375,000             --             10,000
                                     1997                 --              --                --               --               --

----------
(1) Bonuses awarded in 1999 were accrued in December 1999 and paid in January 2000.

(2) All other compensation was earned from commissions generated by the Laidlaw Global Securities business.

Options Granted

     The following table sets forth information with respect to stock options granted under the Omnibus Plan between May 15, 1997 and May 28, 1999 to executive officers of the Company and its subsidiaries.

     Options Granted from the Period Beginning May 15, 1997 and Ending January 20, 2000


                                                Percentage of                                               Potential
                                                Total Options                                           Realizable Value
                                                 Granted to                                                at Assumed
                                                Employees in                                             Annual Rates of
                              Number of          the period                                                Stock Price
                             Securities         beginning May         Exercise                          Appreciation for
                             Underlying         15, 1997 and         Price Per                           Option Terms(3)
                               Options          ended January          Share          Expiration
          Name               Granted(1)          20, 2000(2)            ($)              Date           5% ($)     10% ($)
          ----               ----------          -----------            ---              ----           ------     -------
Anastasio                       62,700               2.10%              2.33            5/28/04         479,655     509,124
Carayannis
Roger Bendelac                 225,000               7.55%              2.33            1/15/03       1,721,250   1,827,000
                                62,700               2.10%              2.33            5/28/04         479,655     509,124
Daniel Bendelac                375,000              12.60%              2.33             9/3/03       2,868,750   3,045,000
                                62,700               2.10%              2.33            5/28/04         479,655     509,124

----------
(1) Such options are incentive options granted pursuant to and in accordance with the Laidlaw Global Corporation 1999 Omnibus Plan.

(2) Based on an aggregate of 2,984,750 options granted to employees during the period beginning May 15, 1997 and ending January 20, 2000.

(3) In accordance with the rules of the Commission, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term, assuming a fair market value equal to the exercise price per share on the date of grant. The 5% and 10% assumed rates of appreciation are mandated by the Commission and do not represent our estimate projection of future increases in the price of our common stock.

Aggregate Option Exercises and Option Values

     The following table sets forth information as of January 20, 2000 with respect to exercisable and unexercisable stock options held by the executive officers of the Company and its subsidiaries.

                Aggregate Option Exercises as of January 20, 2000


                                                                      Number of
                                                                     Securities
                               Shares                                Underlying                   Value of
                              Acquired                                Unexercised             Unexercisable In-
                                 on                               Options at January          the-Money Options
                              Exercise            Value                20, 2000              at January 20, 2000
                              --------          Realized             Exercisable /              Exercisable /
             Name                (#)               ($)               Unexercisable             Unexercisable(1)
            -----                ---               ---               -------------             ----------------
Anastasio Carayannis          1,210,500        8,679,285               62,700 / 0                     --
Roger Bendelac                150,000          1,075,500              287,700 / 0                     --

----------
(1) Based on the fair market value of our common stock at January 20, 2000, of $9.50 per share, less the exercise price for such shares.

Executive Officer Employment Agreements

     We have entered into one-year employment agreements with Anastasio Carayannis, as our Chairman of the Board of Directors and Chief Executive Officer, Roger Bendelac as our President, Chief Operating Officer, Chief
Financial Officer and Secretary, and Daniel Bendelac as our Vice- Chairman of the Board of Directors. The executives are entitled to base salaries per annum, initially as follows: Anastasio Carayannis, $185,000; Roger Bendelac, $165,000; and Daniel Bendelac, $165,000. Anastasio Carayannis and Roger Bendelac are also entitled to a 40% payout on all gross commissions generated from their customer accounts. The executives are each entitled to annual bonuses as the compensation committee of our board of directors may determine based upon the performance and achievement of specified goals of the Company. If, by March 30, 2000, no bonus plan has been implemented, and the Company's net income for the year ending December 31, 2000 shall equal that earned by the Company for the year ended December 31, 1999, then the executives will each be entitled to a bonus of no less than 50% of the bonus they will each receive for the prior year. Each of the executives have agreed not to compete with us during the term of employment. Each of the employment agreements include customary provisions entitling us to terminate the executive's employment for cause or upon incapacitation or extended disability of the executive. The employment agreements also include customary provisions to protect our confidential information and ensure that we will own, among other things, customer lists, products and business plans.

Benefit Plans

     Laidlaw Global Corporation Omnibus Plan

     The Omnibus Plan: On July 2, 1999, the Board and Directors and our stockholders approved the assumption by the Company of the obligations of exercise of options granted by Laidlaw Holdings under the Laidlaw Holdings, Inc. 1997 Omnibus Plan and of options granted by Westminster under a similar plan. The 1999 Laidlaw Global Corporation Omnibus Plan (the "Omnibus Plan"), provides for the grant of: (a) options which may be designated as (i) "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non qualified stock options; (b) stock appreciation rights; (c) restricted stock awards; (d) performance awards; or (e) other forms of stock-based incentive awards.

     The Company's directors, officers, employees, consultants and advisors, or any subsidiaries of the Company now existing or hereafter formed or acquired, as determined by the Stock Option Committee, are eligible to participate in the Omnibus Plan. Shares of the Company's common stock may be granted under the Omnibus Plan. Subject to certain adjustments, the maximum number of shares which may be issued under the Omnibus Plan shall not exceed 2,900,000 shares of Common Stock.

     The Omnibus Plan is administered by our board of directors. Our board of directors may amend the Omnibus Plan as desired without further action by our stockholders except as required by applicable law and to the extent not causing any material adverse effect on any rights or benefits of the holders of outstanding options. The Omnibus Plan will continue in effect until terminated by the board of directors.

     The consideration for each award under the Omnibus Plan has been established by the Board of Directors, and will continue to be established by the Board of Directors and the Stock Option Committee, but in no event will the option price for incentive stock options be less than the fair market value of a share of common stock on the date of grant or 110% with respect to optionees who own at least 10% of the outstanding common stock. Nonqualified options will have an option price to be determined by the Stock Option Committee, not less than the fair market value of the common stock on the date the option is granted. The board of directors and Stock Option Committee has the authority to determine the time or times at which incentive stock options granted under the Omnibus Plan become exercisable, provided that the options expire no later than ten years from the date of grant or five years with respect to optionees who own at least 10% of the outstanding common stock. Incentive stock options may be exercised only by an employee while employed by us or within 30 days after termination of employment, within one year for termination resulting from disability, or within three years from termination resulting from death.

     Unless otherwise determined by the board of directors or Stock Option Committee, the exercisability of options outstanding under the Omnibus Plan will accelerate upon a change in control of the Company, which includes but is not limited to the merger of the Company, with or into another corporation where our stockholders no longer own 50% or more of the stock of the Company we merge into, or the sale of substantially all our assets, regardless of whether the options are assumed or new options are issued by the successor corporation.

     As of January 20, 2000, we had options outstanding for the purchase of 2,786,413 shares of common stock under the Omnibus Plan. These options have exercise prices ranging from $1.25 to $8.00 per share, and are held by approximately 118 individuals or entities.

                    Indemnification of Directors and Officers

     Under Section 145 of the Delaware General Corporation Law, we may indemnify our directors and officers against liabilities as they may incur in such capacities, including liabilities under the Securities Act. Our Bylaws provide that the Company may indemnify its directors and officers and we intend to enter into agreements to indemnify our directors to the full extend permitted by law. These arrangements, among other things, will indemnify our directors for expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by such person in any action or proceeding including, but not limited to any action by or in the right of the Company, on account of services as a director of the Company, or as a director or officer of any other company or enterprise to which the person provides services at our request. We also intend to purchase liability insurance covering our directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by a director of officer of the Company in the successful defense of any action, suit or proceeding, is asserted by such director or officer in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Our certificate of incorporation provides that our directors shall not be liable for monetary damages for breach of such director's fiduciary duty of care to us and our stockholders except for liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. This provision does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. The provision also does not affect a director's responsibilities under any other law such as the federal or state securities or environmental laws.

     There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, no are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 20, 1998, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of our common stock had or will have a direct or indirect material interest other than

     o    normal   compensation   arrangements   which   are   described   under
          "Management- Executive Compensation" above; and

     o    the transactions described below.

     All future transactions, including loans, if any, between us and our officers, directors and principal shareholders and their affiliates and any transactions between us and any entity with which our officers, directors or principal shareholders are affiliated will be subject to the approval of a majority of our board of directors, including the majority of the independent and disinterested outside directors of the board of directors and must be on terms no less favorable to us than could be obtained from unaffiliated third parties.

Shares Exchanged for Laidlaw Holdings, Inc. 12% Senior Secured Euro-Notes

     Subsequent to the Reorganization, the Company granted to holders of the Laidlaw Holdings 12% Senior Secured Euro-Notes (the "Euro-Notes") the right to exchange the Euro-Notes and Warrants issued with the Euro-Notes for shares of Common Stock of the Company at the rate of $2.05 per share for each Euro-Note exchanged, and the right to obtain Common Stock of the Company upon exercise of the Warrants issued with the Euro-Notes upon the same terms and conditions of such Warrants. To date, 15 holders of Euro-Notes aggregating $1,876,000 in principal amount have exchanged their notes for shares of Common Stock of the Company.

Share Exchanged for Laidlaw Holdings, Inc. 8% Convertible Subordinated Notes

     Subsequent to the Reorganization, the Company assumed the obligations of Laidlaw Holdings with respect to the conversion rights of holders of the Laidlaw Holdings 8% Convertible Notes (the "Convertible Notes"). As a result, holders of the Convertible Notes could convert such notes into Common Stock of the Company at the rate of $2.05 per share, upon the same terms and conditions of conversion privileges set forth in the Convertible Notes. To date, 69 holders of Convertible Notes aggregating $8 million in principal amount have converted their notes into shares of Common Stock of the Company

Finder's Fee to John O'Shea

     Pursuant to a Letter of Intent dated April 30, 1999 between Laidlaw Holdings and Westminster to enter into the Reorganization, Laidlaw Holdings paid a finder's fee of $50,000 to John O'Shea, one of our directors.

Sale of Subsidiary of PUSA Investment Company

     On December 15, 1999, PUSA Investment Company, the owner of 28.94% of our common stock, sold its wholly owned subsidiary Newmark Homes, Corp. Laidlaw Global Securities served as investment banker in connection with the transaction and earned a fee of $2,150,000.

            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 20, 2000, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all executive officers and directors of the Company as a group. See "Description of Securities."


                                     Number of Shares       Percentage of Common
                                     Beneficially           Equity Beneficially
Name of Beneficial Owner             Owned(1)               Owned(2)
------------------------             --------               --------

PUSA Investment Company(3)           8,491,983              28.94%
Europ Continents Holding(4)          2,076,516              7.08%
Larry Horner(5)                      62,700                 0.21%
Anastasio Carayannis(6)              1,273,200              4.34%
Roger Bendelac(7)                    437,700                1.49%
Daniel Bendelac(8)                   437,700                1.49%
Billimac C. Bradley(9)               0                      0%
Jean-Marc Beaujolin(10)              0                      0%
Robert K. F. Ma(11)                  0                      0%
John O'Shea                          1,500,000              5.11%
Daniel Luskind                       1,500,000              5.11%
Henry Krauss                         1,500,000              5.11%
All Directors and Executive
Officers as a Group                  3,711,300              12.65%

----------
(1) Beneficial ownership is determined in accordance with the rules of the Commission. In general, a person who has voting power and/or investment power with respect to securities is treated as a beneficial owner of those securities. For purposes of this table, shares subject to the Common Stock Purchase Warrants, Class A and B Warrants and options exercisable within 60 days of January 20, 2000 are considered as beneficially owned by the person holding such securities. To our knowledge, except as set forth in the footnotes to this table, we believe that the persons named in this table have sole voting and investment power with respect to the shares shown. Except as otherwise indicated, the address of each of the directors and executive officers and 5% stockholders in this table is as follows: Laidlaw Global Corporation, 100 Park Avenue, New York, New York 10017.

(2) Percentage beneficially owned is based upon 29,339,943 shares of Common Stock issued and outstanding as of January 20, 2000 including 2,465,696 shares of Common Stock issuable upon exercise of outstanding warrants and employee stock options including: (a) 94,454 Common Stock Purchase Warrants; (b) 398,696 Class A Common Stock Purchase Warrants; (c) 398,696 Class B Common Stock Purchase Warrants; and (d) 1,573,850 employee stock options granted under the 1999 Laidlaw Global Corporation Omnibus Plan which are exercisable within 60 days of January 20, 2000.

(3) The address for PUSA Investment Company is 2740 North Dallas Parkway, Suite 200, Plano, Texas 75093.

(4) The address for Europ Continents Holding is 4 Avenue Laurent Cely, 92606 Asnieves Codex, France. Jean-Marc Beaujolin, a director of the Company, is also the Chairman of the Board of Directors of Euro Continents Holding.

(5) Includes 62,700 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 20, 2000. Larry Horner is also the Chairman of the Board of Directors of Pacific USA Holdings Corp which is the parent company of PUSA Investment Company, the 28.94% owner of our common stock.

(6) Includes 62,700 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 20, 2000.

(7) Includes 287,700 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 20, 2000.

(8) Includes 437,700 shares of common stock issuable upon the exercise of options exercisable within 60 days of January 20, 2000.

(9) The address for Billimac Bradley is 2740 North Dallas Parkway, Suite 200, Plano, Texas 75093. Billimac Bradley is also the Chief Executive Officer of Pacific USA Holdings Corp. which is the parent company of PUSA Investment Company, the 28.94% owner of our common stock.

(10) The address for Jean-Marc Beaujolin is 4 Avenue Laurent Cely, 92606 Asnieves, Codex, France.

(11) The address for Robert K. F. Ma is 39 Gloucester Road, Wanchai, Hong Kong.

                            DESCRIPTION OF SECURITIES


                                  Capital Stock

     The Company's authorized capital stock consists of 300,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, each with a par value of $0.00001 per share. As of January 20, 2000 there were 26,874,247 shares of Common Stock issued and outstanding, not including the shares issuable upon the exercise of the Common Stock Purchase Warrants and the Class A and B Warrants. All outstanding shares of Common Stock are validly issued, full paid and nonassessable.


                                 Preferred Stock

     Our Certificate of Incorporation provides for 20 million authorized shares of Preferred Stock, of which none is outstanding. The existence of authorized but unissued Preferred Stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in our best interests, the Board of Directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder group. In this regard, our Certificate of Incorporation grants the Board of Directors broad power to establish the rights and preferences of authorized and unissued Preferred Stock. The issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of shares of Common Stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of us. The Board of Directors currently does not intend to seek stockholder approval prior to any issuance of Preferred Stock, unless otherwise required by law.


                                  Common Stock

     Each share of Common Stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than 50% of all of the outstanding shares of Common Stock can elect all of the directors. Significant corporate transactions such as amendments to the articles of incorporation, mergers, sales of assets and dissolution or liquidation require approval by the affirmative vote of the majority of the outstanding shares of Common Stock. Other matters to be voted upon by the holders of Common Stock normally require the affirmative vote of a majority of the shares present at the particular stockholders' meeting.

     Subject to the preferential rights of any holders of any outstanding Preferred Stock, the holders of Common Stock will be entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board of Directors from legally available funds. Subject to the preferential rights of holders of any outstanding preferred stock, upon our liquidation, dissolution or winding-up and after payment of all prior claims, the holders of Common Stock will be entitled to receive pro rata all our assets. Any dividend in shares of Common Stock paid on or with respect to shares of Common Stock may be paid only with shares of Common Stock.

     There are no preemptive, subscription, conversion or redemption rights pertaining to the Common Stock. The absence of preemptive rights could result in a dilution of the interest of existing stockholders should additional shares of Common Stock be issued.


                                    Warrants

     On January 24, 1992, the Company, doing business as Fi-Tek, completed its initial public offering after selling approximately 398,695 Units. Each Unit consists of one share of Common Stock, one Class A warrant and one Class B warrant. Each Class A warrant and each Class B warrant will be exercisable for one share of Common Stock of the Company at a price of $2.60 per share and $4.33 per share respectively, any time through July 9, 2000 and may be transferred separately from the Common Stock. The Company may redeem the warrants at a price of $0.00001 per warrant upon 30 days notice, reduce the exercise price, or indefinitely extend the exercise period of the warrants. As of January 20, 2000, 797,391 Class A and B Warrants were issued and outstanding, of which none were exercised.


                     12% Senior Secured Euro-Notes Due 2002

     From April 1997 to May 1997, Laidlaw Holdings offered, on a "best efforts" basis a minimum of 50 Units and a maximum of 80 Units, each Unit consisting of 5 year 12% Senior Secured Notes in the principal amount of $100,000 and a 5 year Warrant to purchase 6,881 shares of non-voting Common Stock of Laidlaw Holdings, at an exercise price of $4.36 per share. Euro- Notes in the aggregate principal amount of $2,305,000 were sold. The Euro-Notes were sold to (i) 3 domestic accredited investors pursuant to an exemption from registration under Regulation D of the Securities Act; and to (ii) 15 foreign accredited investors under Regulation S of the Securities Act.

     Subsequent to the Reorganization, the Company granted to holders of the Euro-Notes the right to exchange the Euro-Notes and Warrants issued with the Euro-Notes for shares of Common Stock of the Company at the rate of $2.05 per share for each Euro-Note exchanged, and the right to obtain Common Stock of the Company upon exercise of the Warrants issued with the Euro-Notes upon the same terms and conditions of such Warrants. To date, 15 holders of Euro-Notes aggregating $1,876,000 in principal amount have exchanged their notes for shares of Common Stock of the Company.

                   8% Convertible Subordinated Notes Due 2000

     From July 1998 to June 1999, Laidlaw Holdings offered, on a "best efforts" basis, 8% Convertible Notes due 2000 in the minimum aggregate amount of $1,000,000 and a maximum of $8,000,000. The Convertible Notes, are convertible into Common Stock of Laidlaw Holdings at a price of $2.05 per share, subject to adjustment under certain conditions. Interest on the Convertible Notes shall accrue on a semi-annual basis until the date of the conversion. Convertible Notes in the aggregate principal amount of $8 million were sold. The Convertible Notes were sold to (i) 19 domestic accredited investors pursuant to an exemption from registration under Regulation D of the Securities Act; and to (ii) 50 foreign accredited investors under Regulation S of the Securities Act.

     Subsequent to the Reorganization, the Company assumed the obligations of Laidlaw Holdings with respect to the conversion rights of holders of the Convertible Subordinated Notes. As a result, holders of the Convertible Notes could convert such notes into Common Stock of the Company at the rate of $2.05 per share, upon the same terms and conditions of conversion privileges set forth in the Convertible Subordinated Notes. To date, 69 holders of Convertible Subordinated Notes aggregating $8 million in principal amount have converted their notes into shares of Common Stock of the Company.


                         Shares Eligible for Future Sale

     Sales of a substantial number of shares of common stock by the Selling Security Holders could adversely affect the market price of common stock and could impair our ability to raise capital through the sale of equity securities. Upon consummation of this offering, there will be 27,690,530 shares of common stock outstanding, assuming the exercise of Common Stock Purchase Warrants and Class A and B Warrants into shares of common stock being offered in this prospectus. Of the 27,690,530 shares, 1,891,100 shares will be freely tradable, a portion of which are being offered in this prospectus, except for any shares purchased by an "affiliate" of the Company which will be subject to the limitations of Rule 144 adopted under the Securities Act. Of the 3,562,223 shares being offered in this prospectus, 797,392 shares issuable upon the exercise of the Class A and B Warrants will be freely transferable for immediate sale without restriction or further registration under the Securities Act . The remaining 2,764,831 shares of common stock will be available for future sale upon the expiration or the waiver of a certain 30 day lock-up. Such shares will be released from lock-up 30 days after the Registration Statement has been declared effective by the Commission.

     Additionally, approximately 406,292 outstanding shares of common stock held by former shareholders of the Company are locked-up pursuant to section 7(p) of the Reorganization Agreement. See "Business - Recent Developments." Of the 406,292 locked-up shares, 52,445 shares will be released from lock-up, pursuant to sections 7(p) and 11(o)(i) of the Reorganization Agreement, as additional shares are issued by the Company. Of the 52,445 shares, 26,229 shares will be freely tradable and 26,216 will be purchased by certain designees of the Company at a price of $2.33 per share. Pursuant to section 7(p) and 11(o)(ii) of the Reorganization Agreement, the remaining 353,847 shares will be released from lock-up beginning on March 8, 2000. All such shares are held by non-affiliates of the Company and will be resold under Rule 144 of the Securities Act.

     In general, under Rule 144, beginning 90 days after the date of this prospectus, a person who has beneficially owned restricted shares for at least one year, is entitled to sell within any three- month period a number of shares that does not exceed the greater of:

     o    1% of the then-outstanding shares of common stock; or

     o the average weekly trading volume of our common stock during the four calendar weeks before the date of the sale.

     Sales under Rule 144 also are subject to requirements pertaining to the manner and notice of the sales and the availability of current public information pertaining to the Company.

     Under Rule 144(k), a person who is not deemed to have been affiliated with the Company at any time during the 90 days before a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell these shares without regard to the requirements described above. To the extent that shares were acquired from an affiliate of the Company, the transferee's holding period for the purpose of effecting a sale under Rule 144(k) commences on the date of transfer from the affiliate.


                            Delaware Takeover Statute

     We are also subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation form engaging in a "business combination" with an "interested stockholder" for a period of three years after the stockholder became an interested stockholder, unless

     o before that date the board of directors of that corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by:

          o    persons who are both directors and officers, and

          o employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o on or after that date the business combination is approved by the board and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     A "business combination" includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

     The restrictions imposed by Section 203 will not apply to a corporation if, among other things, (1) the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; or
(2) 12 months have passed after the corporation, by action of its stockholders holding a majority of the outstanding stock, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by
Section 203.

     We have not opted out of Section 203 of the Delaware General Corporation Law. Therefore, the restrictions that Section 203 imposes will apply to us.


                              PLAN OF DISTRIBUTION

     The Resale Shares registered by the Selling Security Holders may be sold from time to time on a continuous basis. The Resale Shares may be sold by the Selling Security Holders to customers of our broker-dealer subsidiary Laidlaw Global Securities. Commissions will be paid to Laidlaw Global Securities for such sales at negotiated rates within NASD guidelines. Alternatively, the Selling Security Holders may from time to time offer such securities through underwriters, dealers and agents. The distribution of the Resale Shares may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately- negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with the sale of the Resale Shares. The Selling Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" whin the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

                            SELLING SECURITY HOLDERS

     This prospectus relates to the resale of 3,562,223 shares of Common Stock by the Selling Security Holders of which 2,745,940 are currently issued and outstanding and up to 816,283 shares are to be issued upon (i) exercise of Common Stock Purchase Warrants to purchase up to 18,891 shares; (ii) exercise of Class A Warrants outstanding to purchase up to 398,696 shares; and (iii) exercise of Class B Warrants outstanding to purchase up to 398,696 shares.

     The following table below sets forth certain information concerning those persons known to the Company, based on information known to the Company and/or obtained from such persons, with respect to the beneficial ownership of Resale Shares currently issued and outstanding. Unless indicated otherwise, all Selling Security Holders set forth in the table below own less than 1% of the Company's issued and outstanding shares of common stock prior to and after this offering. This table does not set forth the resale of the shares issuable upon the exercise of the Common Stock Purchase Warrants or the Class A and B Warrants.


                                              Shares of Securities          Shares of Securities          Shares Owned After
Selling Security Holder(1)                    Beneficially Owned            to be Sold                    Resale
-----------------------                       ------------------            ----------                    ------
Aleutian Capital Corp.                        330,000(2)                    330,000                       0

Acquasco Navigation S.A.                      274,500(3)                    274,500                       0

Societe d'Equipment Generale

Internationale                                235,500                       235,500                       0

Troy Investment Corp.                         207,658                       204,732                       2,926

Letta Trading Inc.                            181,080                       135,000                       46,080

Calmuny Ltd.                                  108,000                       108,000                       0

Robert B. Fields                              54,951                        37,390                        17,561

International Publishing Holdings,
Inc.                                          36,585                        7,317                         29,268

Oman International Development
and Investment Co.                            36,585                        7,317                         29,268

WPC Capital                                   161,705                       32,341                        129,364

Walco & Cie                                   163,168                       32,634                        130,534

King Eagle Investments Ltd.                   182,926                       36,585                        146,341

George Stengos                                150,000                       30,000                        120,000

Andreas Stengos                               138,750                       27,750                        111,000

Maria Ntoutsia                                36,564                        7,313                         29,251

Spyridon Zavitsanos                           10,975                        2,195                         8,780

Dimitriadis Mixalio                           25,609                        5,122                         20,487

Joelle Mekers                                 18,022                        3,604                         14,418

Emmanouil Galounis                            7,317                         1,463                         5,854

Pictet Bank & Trust                           373,170(4)                    74,634                        298,536(4)

Chaparro                                      37,500                        7,500                         30,000

Seymour Maritime Inc.                         75,000                        15,000                        60,000

Panagiotis Mayros                             36,564                        7,313                         29,251

Leonida Exarhos                               19,017                        3,803                         15,214

Vasilios Euaggelou                            46,024                        9,205                         36,819

Dionisios Tsoukalas                           38,407                        7,681                         30,726

Manolas Manolis                               14,982                        2,996                         11,986

Ioannis Anastassakos                          10,975                        2,195                         8,780

Athanassios Liaggos                           72,333                        14,467                        57,866

Dimitrios Ranios                              14,640                        1,200                         13,440

Christin Deliggiani                           34,464                        6,893                         27,571

Theodore Kokkoris                             7,317                         1,463                         5,854

Stylianos Mixailidis                          19,609                        3,922                         15,687

Cheltenham Pension Fund
Management Limited                            202,500                       40,500                        162,000

Contalexis Financial Service, Inc.            73,170                        14,634                        58,536

John Tsourtis                                 10,975                        2,195                         8,780

Ioannis Tsourtis & Barbara
Tsourtis                                      402,439(5)                    80,488                        321,951(5)

John Psomopoulos                              36,892                        7,378                         29,514

Drossos Skyllas                               91,464                        18,293                        73,171

Elias Schizas                                 51,219                        10,244                        40,975

Astiram Trading                               36,585                        7,317                         29,268

George Selamis                                14,634                        2,927                         11,707

Charterwell Maritime                          412,464(6)                    82,493                        329,971(6)

Eurasian Investments                          36,585                        7,317                         29,268

Brewster International                        73,170                        14,634                        58,536

Athanassios Konstantakis                      46,098                        9,220                         36,878

Luther Investments                            73,170                        14,634                        58,536

Alain and Janine Perget                       15,366                        3,073                         12,293

Societe Generale                              124,389                       7,805                         116,584

Van Moer Santerre                             731,706(7)                    146,341                       585,365(7)

Pictet & Cie as Fiduciary
(Gestilac SA)                                 256,096                       51,219                        204,877

Nokoletta Panopoulos Lemos                    182,926                       36,585                        146,341

Union Bancaire Privee                         362,194(8)                    72,439                        289,755(8)

Lloyds Bank PLC Geneva                        73,170                        14,634                        58,536

LGT Bank In Liechtenstein AG V                73,170                        14,634                        58,536

CBG Compagnie Bancaire Geneve                 73,170                        14,634                        58,536

Pio Verges                                    5,853                         1,171                         4,682

UBS Zurich (reference ICSOS)                  146,341                       29,268                        117,073

Amro International, S.A.                      109,756                       21,951                        87,805

Esther Fitzgerald                             73,170                        14,634                        58,536

Robert Bergmann                               73,170                        14,634                        58,536

Jonathan Collett                              14,634                        2,927                         11,707

Elliot Eder                                   73,170                        14,634                        58,536

Gitel Family Partnership                      36,585                        7,317                         29,268

Kantor, Davidoff, Wolfe,
Mandelker & Kass Pension Trust                73,170                        14,634                        58,536

Robert D. Millstone                           3,658                         732                           2,926

Dov Perlysky                                  21,951                        4,390                         17,561

Barry C. Portnoy                              73,170                        14,634                        58,536

Rachel Family Partnership                     36,585                        7,317                         29,268

Bruce Ramsey, P.C.                            73,170                        14,634                        58,536

Max Rosenblum                                 3,658                         732                           2,926

Paul G. Ruddy                                 73,170                        14,634                        58,536

Jack R. Talan                                 73,170                        14,634                        58,536

Susan Wagner                                  25,609                        5,122                         20,487

Deborah Salerno                               73,170                        14,634                        58,536

Michael Beckman                               3,658                         732                           2,926

Albert Primo                                  1,464                         293                           1,171

Tysha and Doris Lilley                        29,268                        5,854                         23,414

Jeffrey Wilkes                                10,975                        2,195                         8,780

UBS AG                                        355,608(9)                    71,122                        284,486(9)

Pictet & CIE                                  219,511                       43,902                        175,609

Marios and Theodora Kyriacou                  146,341                       29,268                        117,073

George Kouvaras                               73,170                        14,634                        58,536

Spyros Margielis                              73,170                        14,634                        58,536

----------


(1) Selling Security Holder has agreed not to sell or otherwise dispose all Resale Shares during the 30-day period following the date of this prospectus.

(2) Aleutian Capital Corp owns 1.23% of the common stock issued and outstanding prior to the offering.

(3) Acquasco Navigation S.A. owns 1.02% of the common stock issued and outstanding prior to the offering.

(4) Pictet Bank & Trust owns 1.39% of the common stock issued and outstanding prior to the offering and will own 1.08% of the common stock issued and outstanding upon consummation of the offering.

(5) Ioannis Tsourtis & Barbara Tsourtis own 1.50% of the common stock issued and outstanding prior to the offering and will own 1.16% of the common stock issued and outstanding upon consummation of the offering.

(6) Charterwell Maritime owns 1.53% of the common stock issued and outstanding prior to the offering and will own 1.19% of the common stock issued and outstanding upon consummation of the offering.

(7) Van Moer Santerre owns 2.72% of the common stock issued and outstanding prior to the offering and will own 2.11% of the common stock issued and outstanding upon consummation of the offering.

(8) Union Bancaire Privee owns 1.35% of the common stock issued and outstanding prior to the offering and will own 1.05% of the common stock issued and outstanding upon consummation of the offering.

(9) UBS AG owns 1.32% of the common stock issued and outstanding prior to the offering and will own 1.03% of the common stock issued and outstanding upon consummation of the offering.



     Certain former affiliates of the Company are offering shares issuable upon exercise of the Class A and B Warrants as follows: Frank Kramer, 13,854 shares; Maurice Laflamme, 23,092 shares; Maurice Laflamme and Mary-Ann Laflamme, 23,092 shares; and Ronald Miller, 76,204 shares. From August 3, 1989 to June 8, 1999, Frank Kramer served as the President and Director of the Company. During this period, Mr. Kramer was also owned more than 10% of the issued and outstanding common stock of the Company. For the three year period prior to June 8, 1999, Maurice Laflamme was an affiliate of the Company where he owned more than 10% of the issued and outstanding shares of common stock of the Company. Mary-Ann Laflamme is the wife of Maurice Laflamme. From August 3, 1989 to June 8, 1999, Ronald Miller served as the Secretary, Treasurer and Director of the Company.
During this period, Mr. Miller also owned more than 10% of the issued and outstanding common stock of the Company.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock of the Company is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.



                                 LEGAL OPINIONS

     The validity of Common Stock offered by this prospectus has been passed upon for the Company by Beckman, Millman & Sanders, L.L.P., a Professional Limited Liability Partnership, New York, New York. Members of the firm of Beckman, Millman & Sanders own 3,658 shares of Common Stock of the Company.



                                     EXPERTS

     Our financial statements and schedules included in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Grant Thornton LLP, Marcum & Kliegman LLP and KPMG LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in the prospectus in reliance upon the authority of these firms as experts in giving such reports.



                       WHERE YOU CAN FIND MORE INFORMATION

     The Company is a reporting company under the Exchange Act and is required to file, and will continue to file, annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any documents filed by us at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available to the public through the Commission's Internet site at http://www.sec.gov and through the NYSE, 20 Broad Street, New York, New York 10005, on which our common stock is listed

     We have filed a registration statement on Form SB-2 with the Commission. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, please by aware that such reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement at the Commission's public reference room in Washington, D.C., as well as through the Commission's Internet site.

                          INDEX TO FINANCIAL STATEMENTS


                                                                     Page

Report of Independent Certified Public Accountants ................. F-1 to F-2

Consolidated Balance Sheets
     As of September 30, 1999 and 1998 (unaudited) and
     December 31, 1998 and 1997 .................................... F-3

Consolidated Statements of Operations

     For nine months ended September 30, 1999 and 1998
     (unaudited),  for the  year  ended  December  31,
     1998,  for  the  period  from  June  1,  1997  to
     December  31,  1997 and for the fiscal year ended
     May 31, 1997 .................................................. F-4

Consolidated Statement of Changes in Stockholders' Equity (Deficit)

     For nine months ended September 30, 1999 and 1998
     (unaudited),  for the  year  ended  December  31,
     1998,  for  the  period  from  June  1,  1997  to
     December  31,  1997 and for the fiscal year ended
     May 31, 1997 .................................................. F-5

Consolidated Statements of Cash Flows

     For nine months ended September 30, 1999 and 1998
     (unaudited),  for the  year  ended  December  31,
     1998,  for  the  period  from  June  1,  1997  to
     December  31,  1997 and for the fiscal year ended
     May 31, 1997 .................................................. F-6 to F-7

Notes to Consolidated Financial Statements ......................... F-8 to F-28

Pro Forma Combined Financial Statements (unaudited) ................ P-1 to P-2

Westminster Securities Corporation
     Report of Independent Certified Public Accountants ............ W-1

Statements of Financial Condition
     As of January 31, 1999 and 1998 ............................... W-2 to W-3

 Statements of Income
     As of January 31, 1999 and 1998 ............................... W-4

Statements of Changes in Stockholders' Equity
     As of January 31, 1999 and 1998 ............................... W-5

Statements of Changes in Liabilities
Subordinated to Claims of General Creditors
     As of January 31, 1999 and 1998 ............................... W-6

Statements of Cash Flows
     As of January 31, 1999 and 1998 ............................... W-7 to W-8

Notes to Financial Statements ...................................... W-9 to W-15

Unaudited Financial Statements

     Description of Transaction .................................... W-16

     Balance Sheet of June 30, 1999 (unaudited) .................... W-17

     Income Statements for the five months ended
     June 30, 1999 and 1998 (unaudited) ............................ W-18

     Statements of cash flows for the
     five months ended June 30, 1999
     and 1998 (unaudited) .......................................... W-19

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
To the Board of Directors and Stockholders
Laidlaw Global Corporation

We have audited the accompanying consolidated balance sheet of Laidlaw Global Corporation formerly Laidlaw Holdings, Inc. and Subsidiaries as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presently fairly, in all material respects, the financial position of Laidlaw Global Corporation formerly Laidlaw Holdings, Inc. and Subsidiaries as of December 31, 1998, and the results of their operation and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



/s/ Grant Thornton LLP
----------------------

New York, New York
March 3, 1999

                          Independent Auditors' Report


The Board of Directors and Stockholders
Laidlaw Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of Laidlaw Holdings, Inc. and subsidiaries as of May 31, 1997 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Laidlaw Holdings, Inc. and subsidiaries as of May 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ KPMG LLP
------------------
New York, New York
July 24, 1997

KPMG
345 Park Avenue
New York, NY  10154


                          Independent Auditors' Report


The Board of Directors and Stockholders
Laidlaw Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of Laidlaw Holdings, Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period from June 1, 1997 to December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Laidlaw Holdings, Inc. and subsidiaries at December 31, 1997, and the results of their operations and their cash flows for the period from June 1, 1997 to December 31, 1997 in conformity with generally accepted accounting principles.


/s/ KPMG LLP
------------------
New York, New York
March 6, 1998

                      Laidlaw Global Corp. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS

                                                                 September 30,               December 31,
                                                                 ------------       ------------------------------
                                                                    1999               1998              1997
                                                                 ------------       ------------      ------------
                                                                  (unaudited)
                         ASSETS
Cash and cash equivalents                                        $  3,903,476       $  1,939,429      $  2,082,009
Escrow deposit with clearing broker                                 1,981,710               --
Restricted cash - Limited Partnerships                                   --                                134,547
Receivable from clearing broker                                     2,985,640             84,590           539,323
Securities owned                                                    1,990,110            885,244           153,317
Equipment and leasehold improvements at
    cost, net of accumulated depreciation and
    amortization                                                      825,371            701,652           698,485
Goodwill, net of accumulated amortization                           7,973,513          4,450,102         4,610,470
Investment banking and syndicate fees receivable                      745,688            421,823            33,291
Asset management fees receivable                                      110,010            113,500           238,642
Other receivables                                                      68,762             70,102           184,690
Deposits                                                              394,816            371,993           381,070
Secured Demand Notes receivable-fully collateralized                  600,000
Prepaid and other assets                                            1,330,696            550,437           484,176
                                                                 ------------       ------------      ------------

                                                                 $ 22,909,792       $  9,588,872      $  9,540,020
                                                                 ============       ============      ============

                 LIABILITIES AND EQUITY

Notes payable                                                       1,000,000       $  2,775,000      $  5,629,033
Private placement escrow fund payable                               1,981,710               --                --
Accounts  payable and accrued expenses                              1,577,200          1,727,347         1,696,164
Commissions and compensation payable                                1,429,272            643,952           775,312
Litigation reserve                                                    203,411            470,000           720,000
Deferred revenue                                                      643,413            584,464           496,115
Other liabilities                                                     745,797            594,893           798,046
                                                                 ------------       ------------      ------------

                                                                    8,180,803          6,795,656        10,114,670

COMMITMENTS AND CONTINGENCIES

Convertible Subordinated Notes, 8% due 2003                              --            2,460,000              --

Senior Secured Euro-notes, 12% due 2002                               393,000          2,220,000         2,305,000

Notes payable subordinated to claims of
general creditors, 6%, due 2002                                       600,000

Minority interest                                                     455,288            382,286           283,341

Stockholders' equity
    Preferred stock - Series C                                              1            250,000           250,000
    Common stock                                                          189            391,452           275,249
    Additional paid-in capital                                     33,645,475         19,701,394        15,613,835
    Accumulated deficit                                           (19,764,964)       (22,611,916)      (19,302,075)
                                                                 ------------       ------------      ------------

                                                                   13,880,701         (2,269,070)       (3,162,991)
                                                                 ------------       ------------      ------------
                                                                 $ 22,909,792       $  9,588,872      $  9,540,020
                                                                 ============       ============      ============

The accompanying notes are an integral part of these statements.

                      Laidlaw Global Corp. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                     Period from
                                                                                                       June 1            Fiscal
                                                     Nine months ended             Year ended            to            year ended
                                                        September 30,              December 31,      December 31,        May 31,
                                                -----------------------------      ------------      ------------      ------------
                                                    1999             1998              1998              1997              1997
                                                ------------     ------------      ------------      ------------      ------------
                                                ---------(unaudited)---------
Revenues
   Commissions                                  $  8,244,946     $  4,558,350      $  5,803,642      $  4,154,955      $ 10,545,182
   Trading gains, net                              4,953,637        2,684,263         3,195,045         1,372,643         3,951,377
   Syndicate and underwriting fees                   201,482           37,085           898,242           433,669         2,661,708
   Corporate finance fees                            885,969        1,975,576         1,062,341           474,016         1,767,015
   Asset management fees                           4,421,945        4,530,348         5,978,185         3,148,193         1,784,820
   Interest                                          404,509          234,631           298,972           147,725           350,416
   Other                                           1,228,500          877,349         1,013,654            65,756           850,988
                                                ------------     ------------      ------------      ------------      ------------

       Total revenues                             20,340,988       14,897,602        18,250,081         9,796,957        21,911,506
                                                ------------     ------------      ------------      ------------      ------------

Expenses
   Commissions                                     6,427,979        4,629,202         5,705,142         3,863,314         9,365,796
   Salary and benefits                             4,985,800        5,659,849         7,626,936         4,405,796         7,081,018
   Professional fees                                 551,092          434,893           701,199           467,212           904,779
   Communications and
       information systems                         1,110,490        1,066,767         1,366,441           627,184         1,580,312
   Clearing fees                                     904,884          875,538         1,195,581           826,666         1,577,188
   Rent and utilities                              1,172,479        1,193,859         1,389,420           829,391         1,413,644
   Client-related marketing                          544,785          606,918           940,217           473,313           567,394
   Depreciation and amortization                     182,034          120,276           379,256           421,247           365,812
   Interest                                          523,084          572,174           741,944           405,048           501,419
   Office                                            369,160          292,716           411,844           260,274           595,320
   Other                                             535,250          766,574         1,002,998           582,832         1,368,485
                                                ------------     ------------      ------------      ------------      ------------

       Total expenses                             17,307,037       16,218,766        21,460,978        13,162,277        25,321,167
                                                ------------     ------------      ------------      ------------      ------------

       Income (loss) before
          Minority interest                        3,033,951       (1,321,164)       (3,210,897)       (3,365,320)       (3,409,661)

Minority interest                                    187,002          181,917           (98,945)           22,988           (18,455)
                                                ------------     ------------      ------------      ------------      ------------

       Income (loss)
          before taxes                             2,846,949       (1,503,081)       (3,309,842)       (3,342,332)       (3,428,116)

Provision for income taxes                              --               --                --                --
                                                ------------     ------------      ------------      ------------      ------------

       NET INCOME (LOSS)                        $  2,846,949     $ (1,503,081)     $ (3,309,842)     $ (3,342,332)     $ (3,428,116)
                                                ============     ============      ============      ============      ============

Net income (loss) per share

   Basic                                        $       0.16     $      (0.23)     $      (0.48)     $      (0.83)     $     (21.48)
                                                ============     ============      ============      ============      ============

   Diluted                                      $       0.13     $      (0.23)     $      (0.48)     $      (0.83)     $     (21.48)
                                                ============     ============      ============      ============      ============

Weighted average number of
 shares outstanding

   Basic                                          17,718,245        6,667,014         6,957,522         4,045,927           159,632
                                                ============     ============      ============      ============      ============

   Diluted                                        21,527,960        6,667,014         6,957,522         4,045,927           159,632
                                                ============     ============      ============      ============      ============



The accompanying notes are an integral part of these statements.

                      Laidlaw Global Corp. and Subsidiaries

       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                      Nine months ended September 30, 1999
                        and 1998 (unaudited), year ended
                               December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997

                                                             Preferred C    Preferred D    Preferred E    Preferred F
                                                             ------------   ------------   ------------   ------------
Balance at May 31, 1996                                           250,000      4,000,000      5,000,000            100

Net loss                                                             --             --             --             --

Retirement of Preferred Class D (80,000 shares)                      --       (4,000,000)          --             --
Retirement of Preferred Class E (100,000 shares)                     --             --       (5,000,000)          --
Retirement of Preferred Class F (1 share)                            --             --             --             (100)
                                                             ------------   ------------   ------------   ------------

Balance at May 31, 1997                                           250,000           --             --             --

Net loss                                                             --             --             --             --
                                                             ------------   ------------   ------------   ------------

Balance at December 31, 1997                                      250,000           --             --             --

Net loss                                                             --             --             --             --
                                                             ------------   ------------   ------------   ------------

Balance at December 31, 1998                                      250,000           --             --             --

Net income                                                           --             --             --             --

Reduction in par value of preferred stock                        (249,999)          --             --             --
                                                             ------------   ------------   ------------   ------------

Balance at June 30, 1999                                                1           --             --             --

Net  Income
Additional issuance of common stock
Balance at September 30, 1999                                           1           --             --             --

                                                                Common       Additional
                                                                 stock         paid-in    Accumulated
                                                                Amount         capital       deficit        Total
                                                             ------------   ------------  ------------   ------------
Balance at May 31, 1996                                     $     36,712   $  4,735,645  $(12,531,627)  $  1,490,830

Net loss                                                             --             --      (3,428,116)    (3,428,116)

Retirement of Preferred Class D (80,000 shares)                      --             --            --       (4,000,000)
Retirement of Preferred Class E (100,000 shares)                     --             --            --       (5,000,000)
Retirement of Preferred Class F (1 share)                            --             --            --             (100)

Capital contributions related to the conversion of debt and
   preferred stock to common stock (361,576 shares)               361,576     10,755,151          --       11,116,727
                                                             ------------   ------------  ------------   ------------

Balance at May 31, 1997                                           398,288     15,490,796   (15,959,743)       179,341

Net loss                                                             --             --      (3,342,332)    (3,342,332)
Issuance of common stock in settlement of payment of
   cumulative dividends (5,106,695 shares)                       (123,039)       123,039          --             --
                                                             ------------   ------------  ------------   ------------

Balance at December 31, 1997                                      275,249     15,613,835   (19,302,075)    (3,162,991)

Net loss                                                             --             --      (3,309,842)    (3,309,842)
Capital contributions related to the conversion of PUSA
   notes receivable to common stock (2,234,062 shares)            116,203      4,087,559          --        4,203,762
                                                             ------------   ------------  ------------   ------------

Balance at December 31, 1998                                      391,452     19,701,394   (22,611,917)    (2,269,071)

Net income                                                           --             --       2,846,953      2,846,953
Reduction in par value of common stock                           (391,360)       391,360          --             --

Reduction in par value of preferred stock                            --          249,999          --             --

Issuance of common stock to Fi-Tek (1,000,000 shares)                  10          1,490          --            1,500

Capital contribution related to the conversion of 8%
    Subordinated Notes (3,902,425 shares)                              38      7,578,580          --        7,578,618

Capital contribution related to the conversion of 12%
    Senior Secured Euro Notes (915,122 shares)                          9      1,803,272          --        1,803,281

Issuance of common stock related to the acquisition of
    Westminster Securities Corporation (3,000,000 shares)              30      3,749,970          --        3,750,000

Capital contribution related to exercise
    of stock options                                                   10        169,410          --          169,420
                                                             ------------   ------------  ------------   ------------

Balance of September 30, 1999                                         189     33,645,475   (19,764,964)    13,880,701
                                                             ============     ==========   ===========     ==========


The accompanying notes are an integral part of this statement.

                      Laidlaw Global Corp. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                        Period from
                                                                                                           June 1         Fiscal
                                                                Nine months ended          Year ended        to         year ended
                                                                   September 30,          December 31,   December 31,      May 31,
                                                                1999           1998           1998           1997           1997
                                                            -----------    -----------    -----------    -----------    -----------
                                                            ---------(unaudited)------
Cash flows from operating activities
   Net income (loss)                                          2,846,949     (1,503,081)   $(3,309,842)   $(3,342,332)   $(3,428,116)
   Adjustments to reconcile net income
   (loss)
     to net cash used in operating
     activities
       Depreciation and amortization                            262,179        204,219        379,256        421,247        365,812
       Bad debt expense                                                                          --             --          230,533
       Minority interest in earnings                                                           98,945        (22,988)        18,455
       (Increase) decrease in operating
       assets
         Restricted cash - Limited                                                            134,547        190,702       (325,249)
         Partnership
         Receivable from clearing broker                     (2,347,518)       451,694        454,733        355,952      2,408,502
         Securities owned                                    (1,104,886)      (825,230)      (731,927)        79,168      2,899,598
         Investment banking and syndicate
           fees receivable                                                                   (388,532)       547,987       (547,987)
                Asset management fees
           Receivable                                          (110,010)                      125,139       (238,642)          --
         Notes receivable                                      (600,000)                                                    859,929
         Other receivables                                     (219,144)      (293,955)       114,588        255,891       (290,460)
         Deposits                                               (22,823)        10,785          9,077         45,102        (97,986)
         Prepaid and other assets                              (723,652)      (171,879)       (66,261)        38,185       (293,314)
       Increase (decrease) in operating
       liabilities
         Accounts payable and accrued                          (455,003)      (183,829)        31,186        624,528       (722,954)
         expenses
         Commissions and compensation payable                 1,098,610       (467,817)      (131,360)       (85,983)      (768,569)
         Deferred revenue                                        54,240        138,781         88,349        (79,959)       576,074
         Litigation reserve                                    (266,589)      (371,890)      (250,000)          --         (369,592)
         Other liabilities                                      147,179       (206,703)      (203,153)      (190,484)      (102,349)
                                                            -----------    -----------    -----------    -----------    -----------

       Net cash used in operating activities                 (1,440,468))   (3,218,905)    (3,645,255)    (1,401,626)       412,327
                                                            -----------    -----------    -----------    -----------    -----------

Cash flows from investing activities
   Minority interest                                             73,002        181,918           --             --          306,329
   Goodwill                                                                                      --             --       (4,810,928)
   Purchase of equipment and leasehold
     improvements                                              (203,865)       (38,308)      (183,460)      (123,664)      (196,553)
                                                            -----------    -----------    -----------    -----------    -----------

       Net cash used in investing activities                   (130,863)       143,610       (183,460)      (123,664)    (4,701,152)
                                                            -----------    -----------    -----------    -----------    -----------

                      Laidlaw Global Corp. and Subsidiaries

                                                                                                       Period from
                                                                                                          June 1          Fiscal
                                                              Nine months ended           Year ended        to          year ended
                                                                 September 30,           December 31,   December 31,      May 31,
                                                              1999           1998            1998           1997           1997
                                                          -----------    -----------     -----------    -----------    -----------
                                                          ---------(unaudited)------
Cash flows from financing activities
   Proceeds from issuance of notes payable                 $    830,522   $  2,343,526   $  2,425,000   $  2,096,666   $  4,977,368
   Repayment of notes payable                                (1,775,000)                   (1,075,270)          --       (2,346,318)
   Payments for lease equipment                                                               (38,596)       (68,801)       (89,220)
   Proceeds (repayment) of senior secured
     Euro-note                                                1,827,000                       (85,000)          --             --
   Proceeds from issuance of convertible
       subordinated loan                                      2,460,000                     2,460,000           --             --
   Proceeds of subordinated loan                                   --                            --         (625,000)       625,000
   Proceeds from issuance of common stock                       192,856        116,203           --             --          361,576
   Capital contributions related to debt
      and equity redemptions and
      conversions                                                  --                            --             --       10,755,151
   Retirement of Class D preferred stock                           --                            --             --       (4,000,000)
   Retirement of Class E preferred stock                           --                            --             --       (5,000,000)
   Retirement of Class F preferred stock                           --                            --             --             (100)
                                                                                         ------------   ------------   ------------


       Net cash (used in) provided by
         financing activities                                 3,535,318      2,459,729      3,686,134      1,402,865      5,283,457
                                                           ------------   ------------   ------------   ------------   ------------

       Net increase (decrease) in cash                        1,964,047       (615,566)      (142,581)      (122,425)       994,632

Cash, beginning of year                                       1,939,429      2,216,556      2,082,010      2,204,435      1,209,803
                                                           ------------   ------------   ------------   ------------   ------------

Cash, end of year                                          $  3,903,476   $  1,600,990   $  1,939,429   $  2,082,010   $  2,204,435
                                                           ============   ============   ============   ============   ============

Supplemental disclosures of cash flow information:
     Cash paid during the year for
       Interest                                                 684,445        641,602   $    716,564   $    215,280   $    423,396
       Conversion of PUSA notes
         Receivable to common stock                           8,000,000      3,900,000      4,203,762           --        1,304,366
       Conversion of convertible
       subordinated
           notes to equity                                    1,876,000
       Conversion of cumulative
         dividends to common stock                                                               --        1,103,833           --


The accompanying notes are an integral part of these statements.

                      Laidlaw Global Corp. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES

     1.   Organization

          Laidlaw Global Corp. (formerly Laidlaw Holdings, Inc. ("Holdings") ("the Company") is a holding company whose wholly or majority owned operating subsidiaries include Laidlaw Global Securities, Inc., Westminster Securities Corp., (Westminster) (acquired July 1, 1999), H&R Acquisition Corp. (HRAC) an 81% owned subsidiary which maintains a 100% interest in Howe & Rusling, Inc., a registered investment advisory firm and Global Electronic Exchange Inc. a 59% owned development stage internet based investment services business. The Company's business activities include securities brokerage, investment banking, asset management and investment advisory services to include individual investors, corporations, pension plans and institutions worldwide.

          On June 8, 1999, Fi-Tek V Inc. ("Fi-Tek"), a nonoperating public company with 1,000,000 common shares outstanding and immaterial net assets, acquired more than 99% of the outstanding common stock of
          Laidlaw Holdings in exchange for 9,999,333 shares of Fi-Tek (the "Acquisition"). Simultaneously with the closing of the acquisition, Fi-Tek changed its name from Fi-Tek V Inc. to Laidlaw Global Corporation. Under generally accepted accounting principles, the acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition is equivalent to the issuance of stock by Laidlaw for the net monetary assets of Fi-Tek, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquistion, except that no goodwill is recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the "legal acquirer," Fi-Tek, are those of the "legal acquiree," Laidlaw Holdings (i.e., the accounting acquirer). Laidlaw Global Corporation and Laidlaw Holdings are collectively considered the Company.

          The Company was a majority-owned subsidiary of Pacific USA Holdings Corp. ("PUSA"), a wholly-owned subsidiary of Pacific Electric Wire & Cable Co., Ltd., a Taiwanese industrial company. In addition to PUSA, Europe Continents Holdings ("EC") was the other major stockholder of the Company. Together, PUSA and EC owned 99.53% of the Company December 31, 1998.

          On July 1, 1999, Global acquired 99% of the issued and outstanding common stock of Westminster for 4,500,000 shares of Global common stock valued at $.82 per share. The transaction has been accounted for as a purchase and resulted in the recognition of $3,705,444 of goodwill. Goodwill is being amortized over 15 years using the straight-line method.

          As a result of the converstion of the convertible subordinated notes during June 1999, the conversion of approximately $1,900,000 of senior secured Euro notes during July and August 1999 and the acquisition of Westminster, the majority ownership of the company by PUSA and EC decreased to approximately 36% as of September 30, 1999.

     2.   Principles of Consolidation

          The consolidated financial statements include the Company and its wholly-owned and majority-owned subsidiaries. They have been prepared in accordance with generally accepted accounting principles. All significant intercompany transactions and balances among the consolidated entities have been eliminated.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997



NOTE A (continued)

     3.   Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

     4.   Reclassification

          Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

     5.   Cash and Cash Equivalents

          Cash and cash equivalents include cash in bank accounts and deposits in money market accounts with maturities of three months or less when purchased.

     6.   Securities Transactions

          Customers' securities transactions are recorded on a settlement-date basis with related commission income and expenses recorded on a trade-date basis. Proprietary securities transactions are recorded on a trade-date basis. Profit and loss arising from all securities transactions entered into for the account and risk of the Company are recorded on a trade-date basis.

          Marketable securities are valued at market value, and securities not readily marketable are valued at fair value as determined by management. The resulting difference between cost and market (or fair value) is included in trading gains, net.

     7.   Securities Sold, But Not Yet Purchased

          Marketable securities sold, but not yet purchased, consist of trading securities at quoted market values. The difference between the proceeds received from securities sold short and the current market value is included in trading gains, net.

     8.   Commissions

          Commissions and related clearing expenses are recorded on a trade-date basis as securities transactions occur.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997



NOTE A (continued)

     9.   Equipment and Leasehold Improvements

          Equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation is recognized on a straight-line basis over the estimated useful lives of property and equipment ranging from five to seven years. Leasehold improvements are amortized on a straight-line basis over the lesser of their estimated useful lives or the terms of the related leases.

          Equipment and leasehold improvements held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable.

     10.  Goodwill

          Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over a periods of fifteen to thirty years, the expected periods to be benefited. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows expected to be realized from the intangible asset to its recorded value. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved. Accumulated amortization was $542,878, $360,825 and $200,457 as of September 30, 1999, December 31, 1998 and 1997,
          respectively.

     11.  Deferred Rent Liability

          The Company's lease for office space provides for no rental payments during the first fourteen months of the lease and schedules lease payments that increase during the term of the lease. Although rental payments are not made on a straight-line basis, the Company has recorded a deferred lease liability to recognize rental expense on a straight-line basis over the life of the lease as required by generally accepted accounting principles.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997



NOTE A (continued)

     12.  Syndicate and Underwriting Fees

          Syndicate and underwriting fees include gains, losses and fees, net of syndicate expenses, arising from securities offerings in which the Company acts as an underwriter or agent. These fees are recorded on the offering date, sales concessions on the settlement date and underwriting fees at the time the underwriting is completed and the income is reasonably determinable.

     13.  Corporate Finance Fees

          Corporate finance fees are received from providing advisory and due diligence services for proposed financings that do not result in either the offering of private or public financing. Fees are recognized when earned.

     14.  Asset Management Fees

          The Company computes income and commissions expense on a quarterly basis and amortizes them for financial statement purposes on a monthly basis.

     15.  Income Taxes

          The Company files a consolidated Federal income tax return and a combined return for state and city purposes with its subsidiaries. The consolidated or combined taxes payable are generally allocated between the Company and its subsidiaries based on their respective contributions to consolidated or combined taxable income.

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997



NOTE A (continued)

     16.  Interim Period Information

          The unaudited consolidated financial statements as of September 30, 1999 for the nine months ended September 30, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and the instruction to Form 10-QSB and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation of the results for the interim period have been included.

     17.  Stock Split

          On September 9, 1999, the majority of the stockholders and the board of directors of the Company approved a stock split of the existing Common Stock of the Company on the basis of three (3) shares of post split Common Stock, par value $0.00001 per share, being issued in exchange for two (2) outstanding shares of pre-split Common Stock. The stock split was effected through a stock dividend distributed in October, 1999 to stockholders of record on September 23, 1999. All references in the financial statements with regard to the number of shares and earnings per share for all periods reflect the retroactive effect of the aforementioned stock split.


NOTE B - SECURITIES OWNED AND SECURITIES SOLD, BUT NOT YET PURCHASED

     Securities owned and securities sold, but not yet purchased (included in "other liabilities") consist of trading and investment securities at market values, as follows:


                                    September 30,                         December 31,
                               -----------------------   -------------------------------------------------
                                        1999                      1998                      1997
                               -----------------------   -----------------------   -----------------------
                                             Sold, but                 Sold, but                 Sold, but
                                              not yet                   not yet                   not yet
                                 Owned       Purchased     Owned       purchased     Owned       purchased
                               ----------   ----------   ----------   ----------   ----------   ----------
                               -----(unaudited)------
Equity                         $  574,111   $   17,520   $   47,469   $    6,345   $  153,317   $  100,308
securities
Money market
    Investments                 1,415,399         --        833,824
Corporate bonds                      --           --          3,950         --           --           --
                                                         ----------   ----------   ----------   ----------


                               $1,990,110   $   17,520   $  885,243   $    6,345   $  153,317   $  100,308
                               ==========   ==========   ==========   ==========   ==========   ==========

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997



NOTE C - LIQUIDITY AND REORGANIZATION

     During the period from January 1, 1998 to December 31, 1998, the Company continued to suffer losses from operations. For the period from January 1, 1998 to December 31, 1998, the Company incurred a loss of $3,309,842.

     On February 16, 1999, the Board of Directors of PUSA passed a resolution authorizing sufficient, financial support for the Company for a period up to twelve months from the date of the resolution to ensure that the Company maintains its operational liquidity needs. Financial support is defined as providing capital, loans, director or indirect guarantees of loans made by unrelated parties, or other direct or indirect injections of funds into the Company, such as through long-term commitments to fund certain services or costs (i.e., commissions or transactions costs). This resolution neither expires nor is unilaterally cancelable by PUSA for a period ending twelve months from the date of the resolution.

     For the nine months ended September 30, 1999 the Company had net income of approximately $2,847,000.

     In the past, the Company's reliance on external sources to finance a significant portion of its day-to-day operations made access to long-term financing important. The cost and availability of unsecured financing generally are dependent on the Company's short-term and long-term perceived creditworthiness. During the nine months ended September 30, 1999, the Company raised capital through the issuance of an additional $5,540,000 of 8% Convertible Subordinated Notes.

     The creditworthiness of the Company has improved substantially as a result of the conversion, completed by June 30, 1999, of $8,000,000 of the 8% Convertible Subordinated Notes into 3,902,425 shares of common stock. Additionally, approximately $1,900,000 of the outstanding Senior Secured Euro-Notes were converted into 915,122 shares of common stock between July 1, 1999 and August 9, 1999. The change in debt structure of the Company will reduce interest expense by approximately $432,560 for the remainder of the fiscal year ending December 31, 1999. The conversion of these notes will contribute to a substantial improvement in the net worth of the Company.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997



NOTE C (continued)

     Management believes that the cash provided from continuing operations, support from PUSA during fiscal year 1999, the reorganization plans, and the issuance of convertible debt converted into common stock should be reasonably sufficient to cover any operating loss that may be incurred during the remainder of the year. As reflected by the unaudited financial statements for the nine months ended September 30, 1999, the Company is operating profitably.

     Cash commitments for debt maturing, legal settlements, and noncancelable long-term operating real and personal property leases during the remainder of 1999 are approximately $861,960.


NOTE D - EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Equipment and leasehold improvements consist of:

                                September 30,        December 31,
                                ------------    ----------------------
                                    1999          1998        1997
                                ------------    ----------  ----------
                                 (unaudited)

Furniture and equipment         $  1,857,767    $1,667,608  $1,232,638
Leasehold improvements               181,165       167,459     115,463
                                ------------    ----------  ----------

                                   2,038,932     1,835,067   1,348,101

Accumulated depreciation
   and amortization                1,213,561     1,133,415     649,616
                                ------------    ----------  ----------

Equipment and leasehold
   Improvements, net            $    825,371    $  701,652  $  698,485
                                ============    ==========  ==========

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997




NOTE E - NOTES PAYABLE AND SUBORDINATED BORROWINGS

     Notes payable and borrowings under subordination agreements at September 30, 1999 and 1998, and December 31, 1998 and 1997 consist of the following:

                                                                        September 30,             December 31,
                                                                        ------------       --------------------------
                                                                            1999             1998            1997
                                                                        ------------       ----------      ----------
                                                                         (unaudited)
8% note payable to PUSA, principal and interest due                                        $  500,000
    January 20, 2000
8% note payable to PUSA, principal and interest due
    May 28, 1998                                                                                           $3,935,289
8% note payable, principal and interest due
    March 1, 1999                                                                             375,000
10% note payable, principal and interest due on demand                                        250,000
15% note payable, principal and interest due December
    1999 and December 2000                                                 1,000,000        1,000,000
Note payable with floating interest rate linked to
    prime, payable at $100,000 in January 1999 and
    balance at $50,000 per month                                                              400,000
Note payable with floating interest rate linked to
    prime, payable monthly, principal due July 14, 1998                                                       772,917
Note payable with floating interest rate linked to
    prime, payable monthly, principal due December 31, 1998                                                   400,000
10% note payable, principal and interest due April 2, 1999                                    250,000
8% note payable in operating installments of $104,167, plus
    quarterly interest, secured by the personal property of
    HRAC, and a life insurance policy on Thomas G. Rusling                                       --           520,827
6% secured demand note collateral agreements, principal due
    July 1, 2002 and Interest payable quarterly                              600,000             --              --
                                                                        ------------       ----------      ----------

                                                                        $  1,600,000       $2,775,000      $5,629,033
                                                                        ============       ==========      ==========

     Borrowings subordinated to the claims of general creditors at September 30, 1999, obtained by Westminster on July 1, 1999 from several of its principal offices and directors, are available in computing net capital under the Securities and Exchange Commission's (SEC's) uniform capital rule. To the extent that such borrowings are required for Westminster's continued compliance with minimum net capital requirements, they may not be repaid.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997




NOTE E (continued)

     The following schedule illustrates the maturity of the notes payable for the next five years as of December 31, 1998:

        Year ending December 31,                    Matured notes payable
        ------------------------                    ---------------------

          1999                                        $1,775,000
          2000                                         1,000,000
          2001                                              --
          2002                                              --
          2003 and thereafter                               -
                                                      ----------

                                                      $2,775,000


NOTE F - SENIOR SECURED EURO-NOTES

     The 12% Senior Secured Euro-Notes ("Notes") were issued in 1997 in units of $100,000 with a five-year warrant to purchase 6,881 shares of the Company's nonvoting common stock, $.05 par value per share, at the exercise price of $4.36 per share. The Notes are redeemable at the option of the Company, in whole or in part, together with accrued and unpaid interest except that no redemption may be made prior to December 31, 1999. The Notes contain certain covenants that limit the ability of the Company to pay dividends or make distributions, repurchase equity interests or sell or otherwise dispose of assets of the Company's subsidiaries.

     The Notes are collateralized by the outstanding shares of the Company's subsidiary, Howe & Rusling Acquisition Corporation ("HRAC"), which owns 100% of the outstanding common stock of Howe & Rusling, with 20% subject to Howe & Rusling Inc. employee options. In addition to the Notes, a portion of its shares of capital stock of HRAC are pledged to PUSA. Each of the Noteholders and PUSA have a proportionate security interest in HRAC stock.

     Through September 30, 1999, approximately $1,876,000 of the outstanding Euro-notes have been converted to common stock at an exchange rate of $2.05 per share.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997




NOTE G - RELATED PARTY TRANSACTIONS

     The Company receives loans from its affiliate "PUSA", for which the Company pays interest. The loans are used to help pay operating expenses and fund capital requirements of one of its subsidiaries. Interest on loans from PUSA amounted to $17,222 for the nine months ended September 30, 1999 and $0 for the quarter ended September 30, 1999 .

     On July 1, 1999, Westminster obtained 6% 3-year subordinated loans in the amount of $600,000 from several of its principal officers and directors. The purpose of these loans were to provide Westminster with working capital.

NOTE H - NET CAPITAL REQUIREMENTS

     The Company's broker-dealer subsidiaries are subject to the Securities and Exchange Commission's Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At December 31, 1998, Laidlaw Global Securities had net capital of $505,364, which was $405,364 in excess of its required net capital of $100,000. At September 30, 1999, the subsidiaries had net combined capital of $2,990,938, which was $2,724,715 in excess of their combined required net capital of $266,223.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997




NOTE I - STOCKHOLDERS' EQUITY

     The authorized, issued and outstanding shares of capital stock as of September 30, 1999 and December 31, 1998 and 1997, are as follows:

     1. Preferred Stock - Series C - floating rate, cumulative, convertible preferred stock of $100 per share, 20,000 shares authorized, 2,500 shares outstanding.

          Series C Preferred Stock is entitled to cumulative annual dividends at the rate of the three-month London Interbank Offer Rate ("LIBOR") plus three hundred basis points. Unpaid cumulative dividends related to the Series C Preferred Stock amount to approximately $140,000 at December 31, 1998, which approximated $56 on a per share basis.

          In  connection  with the  recapitalization  on June 8,  1999 (see Note
          A.1),  the  numbers  of  authorized   preferred  shares  increased  to
          1,000,000 and the par value per share decreased to $0.00001.

     2. Common Stock - At May 31, 1997, the Company had 398,288 authorized shares of common stock, of which 398,288 shares were issued and outstanding with a par value of $1.

          During July, 1997, the Company increased the number of authorized shares to 8,400,000, decreased par value to $.05 and created a second class of non-voting common stock. At December 31, 1998 and December 31, 1997, there were 7,829,045 and 5,504,983 shares of common stock issued and outstanding.

          In  connection  with  the   recapitalization  on  June  8,  1999,  the
          authorized number of voting common shares increased to 50,000,000 shares and par value decreased to $0.00001. At September 30, 1999, there were 18,898,760 shares issued and outstanding. In addition, the Company eliminated the 6,100,000 shares of authorized $0.05 par value non-voting common stock.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997




NOTE J - CONCENTRATIONS OF CREDIT RISK

     The Company's subsidiaries are engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Company's policy to review, as necessary, the credit standing of each counterparty.


NOTE K - COMMITMENTS AND CONTINGENCIES

     1. The Company leases office space under noncancelable leases generally varying from eight to twelve years, with certain renewal options.

          At December 31, 1998, the Company's aggregate minimum rental payments based upon the original term (including escalation clauses), under all noncancelable leases which have an initial or remaining term of one year or more, were as follows:

          Year ending December 31,
              1999                                       $ 1,168,212
              2000                                         1,068,338
              2001                                         1,053,848
              2002                                         1,053,848
              2003                                         1,053,848
                 Thereafter                                4,984,068
                                                         -----------

                                                          10,382,162

                 Sublease payments                          (580,648)

                 Net lease commitments                   $ 9,801,514

          Rent expense for the nine months ended September 30, 1999 were $399,409 . Rent expense for the year ended December 31, 1998 and for the period from June 1, 1998 to December 31, 1998 were $1,178,950 and $1,096,664, respectively.

     2. The Company leases computers under long-term leases and has the option to purchase the computers for a nominal amount at the termination of the lease.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997




NOTE K (continued)

          Future minimum payments for capitalized leases were as follows at December 31, 1998.

          Fiscal year ending December 31,
              2000                                         $ 49,357
              2001                                           43,650
              2002                                           43,650
                                                           --------

              Total minimum payments                        136,657

              Less amount representing interest             (22,502)

              Present value of net minimum
                lease payments                             $114,155

          Subsequent  to  December  31,  1998,  the  Company   entered  into  an
          additional computer lease for $80,206 effective over a three-year period.

     1.   Litigation

          In 1996, the Company settled a lawsuit with a former customer where the Company agreed to pay $1,030,000 during the period from October 21, 1996 through December 31, 1998 payable in three actual distributions of $200,000 due December 31, 1997, $200,000 due June 30, 1998, and $200,000 due December 31, 1998. At December 31, 1998 and
          1997, the Company accrued the unpaid remaining liability of $200,000 and $600,000, respectively. These amounts were paid in full by April 1999.

          The Company is subject to various legal actions arising out of the conduct of its business, including those relating to claims for damages alleging violations of Federal and state securities laws. In the opinion of management of the Company, amounts accrued for awards or assessments in connection with these matters are adequate and ultimate resolution of these matters will not have a material effect on the Company's financial position, results of operations or cash flows.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997



NOTE K (continued)

     2.   Redemption Agreement With Stockholder

          Under the terms of a redemption agreement between the Company and a former stockholder, the Company is obligated to pay up to $1,050,000, payable in installments equal to 30% of the Company's consolidated quarterly after-tax net income up to $1,050,000 payable 30 days after the end of each fiscal quarter through May 31, 2001. On May 15, 1999, this agreement was modified to provide for the payment by the issuance of a convertible note for $393,750. In August 1999, this note was converted to 22,704 shares of common stock.


NOTE L - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     In the normal course of business, the Company's subsidiaries perform customer activities that involve the execution and settlement of various customer securities transactions. These activities may expose the Company to off-balance-sheet risk in the event the customer or other broker is unable to fulfill its contracted obligations and the Company has to purchase or sell the financial instrument underlying the contract at a loss.

     The Company's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the clearing broker extends credit to the Company's customers, subject to various regulatory margin requirements, collateralized by cash and securities in the customers' accounts. However, the Company is required to contact the customer and to either obtain additional collateral or to sell the customer's position if such collateral is not forthcoming. The Company is responsible for any losses on such margin loans.

     The Company seeks to control the risks associated with these activities by reviewing the credit standing of each customer and counterparty with which it does business. Further, working with the clearing broker, it requires customers to maintain collateral in compliance with various regulatory and internal guidelines. Required margin levels are monitored daily pursuant to such guidelines. Customers are requested to deposit additional collateral or reduce security positions when necessary. The Company's exposure to these risks becomes magnified in volatile markets.

     In addition, the Company has sold securities that it does not currently own and will, therefore, be obligated to purchase such securities at a future date. The Company has recorded these obligations in the financial statements at September 30, 1999 and 1998 and at December 31, 1998 and 1997 at market values of the related securities, and will incur a loss if the market values of the securities subsequently increase.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997




NOTE M - INCOME TAXES

     The Company files a consolidated tax return for Federal tax purposes and combined tax returns for state and city taxes. Taxes have not been provided on the September 30, 1999 net income because the Federal and state and local taxes would be substantially offset by utilization of net operating losses carryforwards. As of December 31, 1998, the Company has net operating loss carryforwards for Federal income tax purposes of $16,526,296 available to offset future taxable income. At September 30, 1999, the net operating loss carry-forward available to offset future taxable income was $11,100,000. Such carryforward reflects income taxes incurred which will expire as follows:

          Fiscal year ending December 31,
              2005                                       $   969,836
              2006 through 2018                           15,556,460
                                                         -----------

                  Total minimum payments                 $16,526,296
                                                         ===========

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997




NOTE M (continued)

     The components of the net deferred tax asset as of September 30, 1999, December 31, 1998 and 1997 consist of the following:

                                                            December 31,
                                       September 30,  -------------------------
                                           1999          1998          1997
                                        -----------   -----------   -----------
                                        (unaudited)
Federal                                 $ 3,890,000   $ 4,717,000   $ 7,376,747
State and local                           2,515,000     3,049,000        51,248
                                        -----------   -----------   -----------

     Temporary differences                6,405,000     7,766,000     7,427,995

Valuation allowance                      (6,405,000)   (7,766,000)   (7,427,995)
                                        -----------   -----------   -----------

Recorded net tax asset                  $      --     $      --     $      --
                                        ===========   ===========   ===========

     The Company believes it is unlikely there will be any benefit realized from the net operating loss carryforward. Accordingly, the deferred tax asset applicable to operations subsequent to December 31, 1998 has been reduced in its entirety by a valuation allowance.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997




NOTE N - TAX DEFERRED SAVINGS PLAN

     The Company maintains a deferred compensation plan which covers substantially all employees who are employed by the Company and its affiliates who have attained the age of 21. The Company has appointed individual trustees under the Plan and the assets are held with an outside agent. All investments are stated at fair value. Additionally, the employer reserves the right to terminate the Plan, in whole or in part, at any time.

     The Plan allows each participant to contribute 15% of the participant's annual compensation to the Plan. Employee contributions are vested immediately. Furthermore, discretionary employer matching contributions are made to the Plan. The Company has declared an employer matching contribution for the 1998 Plan year in an amount equal to 25% of each participant's salary deferrals to the extent such participant's contribution does not exceed 4% of compensation. Vesting in the Company match occurs ratably over a period of four years.

     Expenses relating to the tax deferred savings plan were $32,112 for the nine months ended September 30, 1999 . Expenses related to the tax deferred savings plan were $71,341 and $41,616 for the year ended December 31, 1998 and for the period from June 1 to December 31, 1997. Expenses related to the tax deferred savings plan for the fiscal year ended May 31, 1997 were $97,012.


NOTE O - INDUSTRY SEGMENTS

     In 1998 and prior years, the Company operated in two principal segments of the financial services industry: Asset Management and Broker Dealer activities. Corporate services consist of general and administrative services that are provided to the segments from a centralized location and are included in corporate and other.

     Asset Management: Activities include raising and investing capital and providing financial advice to companies and individuals throughout the U.S. and abroad. Through this group the Company provides client advisory services and pursues direct investment in a variety of areas.

     Broker Dealer: Activities include underwriting public offerings of securities, arranging private placements and providing client advisory services, trading, conducting research on, originating and distributing equity and fixed income securities on a commission basis and for their own proprietary trading accounts.

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997




NOTE O (continued)

     The following table sets forth the net revenues of these industry segments of the Company's business.

                                                                                                       Period              Fiscal
                                                      Period ended                Year ended          June 1 to          year ended
                                                       September 30,              December 31,       December 31,          May 31,
                                           ------------       ------------        ------------       ------------       ------------
                                               1999              1998                1998               1997               1997
                                           ------------       ------------        ------------       ------------       ------------
                                           ----------(unaudited)----------
Revenue from external
   customers
      Asset management                     $  3,240,292       $  2,825,103        $  4,721,527       $  2,910,306       $  3,190,531
      Broker-dealer                          16,680,763         11,635,313          13,319,445          6,630,122         17,844,525
      Corporate and
        other                                (7,087,983)          (695,346)            209,109            256,529            876,450
                                           ------------       ------------        ------------       ------------       ------------

         Total external
           revenue                         $ 12,833,072       $  7,060,825        $ 18,250,081       $  9,796,957       $ 21,911,506

Intersegment revenue
   Asset management                                --                                     --              142,081            141,574
   Broker-dealer                                149,850            149,850             199,800               --                 --
   Corporate and other                             --                                     --              250,000            300,000
                                           ------------                           ------------       ------------       ------------

         Total inter-
           segment
           revenue                              149,850            149,850             199,800            392,081            441,574
Interest revenue
   Asset management                                                                       --               46,737             21,797
   Broker-dealer                                359,701            226,107             290,364             98,908            263,313
   Corporate and other                           44,808             21,882               8,608              2,080             65,306
                                           ------------       ------------        ------------       ------------       ------------

         Total Net
           Income                          $    404,509       $    247,989        $    298,972       $    147,725       $    350,416
                                           ============       ============        ============       ============       ============

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997



NOTE O (continued)

                                                                                                       Period            Fiscal
                                                        Period ended               Year ended         June 1 to         year ended
                                                        September 30,              December 31,      December 31,         May 31,
                                                   1999              1998              1998              1997              1997
                                               ------------      ------------      ------------      ------------      ------------
                                               -----------(unaudited)--------
Interest expense
   Asset management                            $     92,390      $    102,749      $     65,183      $    117,015      $     89,235
   Broker-dealer                                     26,666            31,293            31,955            10,617              --
   Corporate and other                              405,230           432,212           554,806           277,416           412,184
                                               ------------      ------------      ------------      ------------      ------------

         Total interest
           expense                                  524,286           566,254           751,944           405,048           501,419

Depreciation and
   amortization expense
      Asset management                               52,444            52,444            86,328            54,563              --
      Broker-dealer                                   2,875              --                                   531              --

      Corporate and other                           350,430           278,157           292,928           366,153           365,812
                                               ------------      ------------      ------------      ------------      ------------

         Total depreciation
           and amorti-
           zation expense                           405,749           330,601           379,256           421,247           365,812

     Net income (loss)
         Asset management                           797,218           775,541         1,024,376           (30,836)          137,889
         Broker-dealer                            2,873,514        (1,583,276)          690,697        (2,810,713)       (3,068,056)
         Corporate and other                       (823,783)         (695,346)       (5,024,915)         (500,783)         (497,949)
                                               ------------      ------------      ------------      ------------      ------------

              Total net income
                (loss)                            2,846,949        (1,503,081)       (3,309,842)       (3,342,332)       (3,428,116)

      Total assets
         Asset management                         3,795,406         4,149,790         5,434,924         5,175,971         5,214,233
         Broker-dealer                           10,202,006         2,454,853         2,502,844         2,541,879         3,986,203
         Corporate and other                      8,912,380         2,982,485         1,651,104         1,822,170         2,033,937
                                               ------------      ------------      ------------      ------------      ------------

              Total assets                     $ 22,909,792      $  9,587,128      $  9,588,872      $  9,540,020      $ 11,234,373
                                               ============      ============      ============      ============      ============

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997



NOTE P - STOCK OPTIONS

     During 1998, the Company established a stock option plan accounted for under APB Opinion No. 25 and related interpretations. The plan allows the Company to grant options to employees for up to 1,016,100 shares of common stock at September 30, 1999. Options currently outstanding are exercisable either immediately or up to five years from the grant date and expire five years after the grant date. No compensation cost has been recognized for the plan for the nine months ended September 30, 1999 and 1998, for the year ended December 31, 1998, for the period from June 1 to December 31, 1998 and for the fiscal year ended May 31, 1997. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS No. 123"), the Company's net income (loss) would have decreased(increased) from $2,846,949 and $(1,503,081) to the pro forma amounts of $1,244,881 and
     $(1,896,686), for the nine months ended September 30, 1999 and 1998. The Company's net loss would have decreased from $(3,309,842) to the pro forma amount of $(4,287,565) for the year ended December 31, 1998. For the period from June 1 to December 31, 1997 and for the fiscal year ended May 31, 1997, the Company's net loss would have increased from $(3,342,332) and $(3,428,116), to a pro forma amount of $(3,374,612) and $(3,432,116), respectively.

     A summary of the option activity for the nine months ended September 30, 1999 and 1998, for the year ended December 31, 1998, for the period from June 1 to December 31, 1997 and for the fiscal year ended May 31, 1997 is as follows:


                                                                                                Period from
                                 Nine months ended September 30,            Year ended           June 1 to           Fiscal year
                            -----------------------------------------       December 31,        December 31,             ended
                                  1999                  1998                  1998                1997               May 31, 1997
                            -------------------   -------------------   ------------------  -------------------   ------------------
                                      Weighted-             Weighted-             Weighted-           Weighted-            Weighted-
                                       Average               Average               average             average             average
                                      Exercise              Exercise              exercise            exercise             exercise
                            Shares     Price      Shares     price      Shares     price    Shares     price      Shares    price
                            ------     -----      ------     -----      ------     -----    ------     -----      ------    -----
Balance, beginning of
  Period                  1,072,775    $1.25         --      $--        907,000    $0.10    807,000    $0.10         --     $--
Granted                     838,500     2.93    1,072,775     1.25       96,500    $2.37    100,000     0.10      807,000    0.10
Balance, end of period    1,910,275     1.99    1,072,775     1.25    1,003,500     2.37    907,000     0.10      807,000    0.10

                      Laidlaw Global Corp. and Subsidiaries

           Nine months ended September 30, 1999 and 1998 (unaudited), year ended December 31, 1998,
                    period from June 1 to December 31, 1997,
                       and fiscal year ended May 31, 1997



NOTE P (continued)

     The status of outstanding stock options is summarized as of December 31, 1998 as follows:

                                         Weighted-                                  Weighted-
Range of                             average remaining                          average exercise
exercise           Options              Contractual             Options         price of options
  price         Outstanding            life (years)           exercisable          exercisable
--------        -----------          -----------------        -----------       ----------------
 $0.10             907,000                 4.47                  907,000              $0.10
  1.25             503,500                 4.55                     --                  --
  3.50             500,000                 4.36                  500,000               3.50

     The weighted-average fair value at date of grant for those options granted in fiscal 1998 was $2.30. The fair value of each option at date of grant was estimated using the Black-Scholes option pricing model utilizing the following weighted-average assumptions:


                                                                                              Period from       Fiscal
                                                Nine months ended            Year ended         June 1 to      year ended
                                                 September 30,              December 31,       December 31,      May 31,
                                            1999              1998              1998              1997            1997
                                          -------           -------           -------           -------         -------
                                          ------(unaudited)--------
Expected dividend yield                                                          --                --              --
Risk-free interest rate                   5.02%-5.77%       5.02%-5.77%       5.00%-5.77%       5.64%           5.64%
Expected stock price
   volatility                             56%-57%           42%-58%           42%-58%           37%-38%         37%-38%
Expected life of options                  5 years           5 years           5 years           5 years         5 years



NOTE Q - EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities. Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per common share computations:

                                                                    For the
                                                                   Nine months                        Period from
                                                                      ended         Year ended          June 1 to       Fiscal year
                                                                  September 30,     December 31,      December 31,         ended
                                                                      1999             1998              1997           May 31, 1997
                                                                   -----------      -----------       -----------       -----------
NUMERATOR:
Net  (loss) income                                                 $ 2,846,949      $(3,309,842)      $ 3,342,332)      $(3,428,116)
         Preferred stock dividends

Net  (loss) income applicable to common shares for
         Basic earnings per share                                    2,846,949       (3,309,842)       (3,342,332)       (3,428,116)
Effect of dilutive securities:


Net (loss) income applicable to common shares
         For diluted earnings per share                              2,846,949       (3,309,842)       (3,342,332)       (3,428,116)
                                                                   -----------      -----------       -----------       -----------

DENOMINATOR:
Weighted-average common shares for basic earnings
         Per share                                                  17,718,245        6,957,552         4,045,927           159,632
Weighted-average effect of dilutive securities:
         Employee stock options                                      3,809,715             --                --                --

Dilutive potential common shares

Weighted-average common and common equivalent
         Shares for diluted earnings per share              .       21,527,960        6,957,522         4,045,927           159,632

EARNINGS PER COMMON SHARE:
Basic                                                              $      0.16      $     (0.48)      $     (0.83)      $    (21.48)
                                                                   ===========      ===========       ===========       ===========

Diluted                                                            $      0.13      $     (0.48)      $     (0.83)      $    (21.48)
                                                                   ===========      ===========       ===========       ===========


Because the company reported a net loss in each of the periods above, the calculation of diluted earnings per share does not include convertible securities, options and warrants, as they are anti-dilutive and would result in a reduction of the net loss per share. If the Company had reported net income, there would have been additional shares as of September 30, 1999, December 31, 1998 and 1997 respectively, included in the calculation of diluted earnings per share.

               UNAUDITED PRO-FORMA COMBINED FINANCIAL STATEMTENTS

                              At September 30, 1999

On July 1, 1999, Global acquired 99% of Holdings of the issued and outstanding common stock of Westminster for 3,000,000 shares of Global common stock valued at $1.25 per share. The transaction has been accounted for as a purchase and resulted in the recognition of $3,705,444 of goodwill. Goodwill will be amortized over 15 years using the straight-line method.

The pro forma balance sheet gives effect to the reorganization as if it had occurred on January 1, 1999 and the pro forma statements of operations give effect to the transactions as if it occurred at the beginning of the nine months ending September 30, 1999. The pro forma information set forth in the following tables and the information included in the accompanying notes is presented for informational purposes only.

The accompanying pro forma statements of operations are presented for the year ended December 31, 1998 and for the interim period ended September 30, 1999. The pro forma statements are based upon historical results of the combining entities as follows: Laidlaw Global Corporation and its accounting predecessor Laidlaw Holdings, Inc. for the year ended December 31, 1998 and nine months ended September 30, 1999; Fi-tek for the period ended December 31, 1998; Westminster for the year ended January 31, 1999 and for the six months ended June 30, 1999. The pro forma information set forth in the following tables and the information included in the accompanying notes is presented for informational purposes only.

In the opinion of management of the Company, all adjustments necessary to present fairly such pro forma unaudited financial statements have been made. The Adjustments included in the unaudited pro forma financial statements represent the Company's preliminary determination of those adjustments based on available information. There can be no assurances that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma combined information. The unaudited combined financial statements are not necessarily indicative of what the actual financial position and result of operations would have been had the reorganization occurred on the dates indicated above, nor do they purport to represent the future financial position or results of operations of the Company.

                     UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                               Pro-Forma Adjustments
                                                               ------------------------------------------------------
                                                                                           Subordinated
                                    Historical                 Historical                      Note       Euro Note     Combined
                                     Holdings       Fi-Tek     Westminster    Westminster   Conversion    Conversion   December 31,
                                   December 31,  December 31,   January 1,    Adjustments   (Unaudited)   (Unaudited)     1998
                                       1998         1998(1)       1999            (2)          (4)            (3)      (Unaudited)
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------

REVENUES
Gross Commissions                  $  5,803,642                $  3,847,670                                               9,651,312
Asset Management Fees                 5,978,185                                                                           5,978,185
Other Revenues                        6,468,254                   1,926,064                                               8,394,318

Total revenue                        18,250,081                   5,773,734                                              24,023,815
                                   ------------                ------------                                            ------------

OPERATING EXPENSES:
Employee costs & benefits            13,332,078                   2,333,963                                              15,666,041

Clearance, Occupancy &
 Corporate Finance                    3,525,218                     732,054                                               4,257,272
Other Expenses                                                                                                (55,355)
                                      4,603,682         4,115     1,173,475       247,030       (64,903)     (228,001)    5,680,043
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------

Total operating expenses             21,460,978         4,115     4,239,492       247,030       (64,903)     (283,356)   25,603,356
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------


(Loss) income from
operations                           (3,210,897)       (4,115)    1,534,242      (247,030)       64,903       283,356    (1,579,541)
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------

(Loss) income before minority
Interests and income taxes           (3,210,897)       (4,115)    1,534,242      (247,030)       64,903       283,356    (1,579,541)
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------

Minority interests                       98,945                                                                              98,945

Net (loss) income before taxes       (3,309,842)       (4,115)    1,534,242      (247,030)       64,903       283,356    (1,678,486)
                                   ------------  ------------  ------------  ------------  ------------  ------------  ------------


Income taxes                               --                       718,700                                                 718,700

Net Income (loss)                  $     (4,115) $    815,542      (247,030) $     64,903  $    283,356  $ (2,397,186)   (3,309,842)
                                   ============  ============  ============  ============  ============  ============  ============

Basic EPS                          $       (.48)         --    $        .18                                            $       (.19)
                                   ============  ============  ============                                            ============

Weighted Shares
Outstanding:

 Basic                                6,957,522     1,500,000     4,500,000                                              12,957,522
                                   ============  ============  ============                                            ============


NOTES TO PROFORMA COMBINED STATEMENTS OF OPERATIONS


(1) Reflects reverse acquisition and capital transaction to record issuance of stock to Fi-Tek.

(2) Reflects purchase of Westminster and Westminster amortization expense for the periods presented.

(3) Reflects the conversion of the Euro Notes to common stock and add back of related interest expense and finance charge for the periods presented.

(4) Reflects the conversion of the Subordinated Notes to common and add back of related interest expense and finance charge amortization for the periods presented.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999


                                    Historical
                                   For the nine
                                      months
                                       ended      Westminster                    Combined
                                     September     June 30,     Adjustments     September,
                                      30,1999        1999           (2)          30, 1999
                                    -----------   -----------   -----------    -----------
                                                                               (Unaudited)
REVENUES
Gross Commissions                   $12,833,072   $ 1,522,031                  $14,355,103
Asset Management Fees                 4,421,944                                  4,421,944
Investment income, trading
profit and Corporate finance fees     2,227,278                                  2,227,278
Other                                   858,694     1,778,295                    2,636,989
                                    -----------   -----------                  -----------

Total Revenue                        20,340,988     3,300,326                   23,641,314

EXPENSES:
Salaries and other
employee costs                        4,985,800     1,663,780                    6,649,580
Commissions                           6,427,979                                  6,427,979
Clearance and occupancy               2,077,363       159,218                    2,236,581
Other                                 3,815,895       704,652       123,515      4,644,062
                                    -----------   -----------   -----------    -----------


Total expenses                       17,307,037     2,527,650       123,515     19,858,202

Income (loss) before                  3,033,951       772,676      (123,515)     3,683,112
minority interest and
income taxes

Minority interest                       187,002                                    187,002

Income (loss) before                  2,846,949       772,676      (123,515)     3,496,110
income taxes

Income taxes                               --            --

NET INCOME (LOSS)                   $ 2,846,949   $   772,676   $  (123,515)   $ 3,496,110
                                    -----------   -----------   -----------    -----------


Basic EPS                           $      0.16   $      0.17                  $      0.16

Diluted EPS                         $      0.13   $      0.17                       $.0.13

Weighted Shares
Outstanding:

    Basic                            17,718,245     4,500,000                   22,218,245

    Diluted                          21,527,960     4,500,000                   26,027,960



                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Westminster Securities Corporation
New York, NY

We have audited the accompanying statements of financial condition of Westminster Securities Corporation as of January 31, 1999 and 1998 and the related statements of income, changes in stockholders' equity, changes in liabilities subordinated to claims of general creditors and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westminster Securities
Corporation as of January 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                            /s/ Marcum & Kliegman LLP


March 3, 1999
New York, New York

                                              WESTMINSTER SECURITIES CORPORATION

                                               STATEMENTS OF FINANCIAL CONDITION

                                                       January 31, 1999 and 1998
--------------------------------------------------------------------------------


                                     ASSETS

                                                              1999         1998
                                                           ---------------------

Cash                                                       $   78,321  $   24,063
Marketable securities owned, at market value                  568,076     809,942
Due from clearing broker                                    2,144,499   2,387,185
Floor brokerage receivable                                     32,789      37,743
Prepaid expenses                                                8,250       6,511
Property and equipment, net                                    28,820      34,434
Security deposits and other assets                             21,981      21,981
Secured demand notes receivable from subordinated lenders
  collateralized by cash and marketable securities            675,000     775,000
                                                           ----------  ----------

       TOTAL ASSETS                                        $3,557,736  $4,096,859
                                                           ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                              WESTMINSTER SECURITIES CORPORATION

                                               STATEMENTS OF FINANCIAL CONDITION

                                                       January 31, 1999 and 1998
--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                           1999         1998
                                                          ----------  ----------
LIABILITIES
  Marketable securities sold, but not yet purchased,
   at market value                                        $  384,614  $1,576,607
  Accounts payable and accrued expenses                      122,615     291,814
  Due to floor brokers                                        76,422      51,658
  Corporate income taxes payable                             335,963     254,200
                                                          ----------  ----------

       TOTAL LIABILITIES                                     919,614   2,174,279
                                                          ----------  ----------

COMMITMENTS AND CONTINGENCIES

LIABILITIES SUBORDINATED TO CLAIMS OF
 GENERAL CREDITORS                                           675,000     775,000
                                                          ----------  ----------

STOCKHOLDERS' EQUITY
  Common stock, class "A" voting $1.00 par value;
   1,000 shares authorized; 361 shares issued and                361         361
   outstanding
  Common stock, class "B" non-voting $2.00 par value;
   1,000 shares authorized - none issued                         --          --
  Additional paid in capital                                 424,054     424,054
  Retained earnings                                        1,538,707     723,165
                                                          ----------  ----------
       TOTAL STOCKHOLDERS' EQUITY                          1,963,122   1,147,580
                                                          ----------  ----------
       TOTAL LIABILITIES AND STOCKHOLDERS'
        EQUITY                                            $3,557,736  $4,096,859
                                                          ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                              WESTMINSTER SECURITIES CORPORATION

                                                            STATEMENTS OF INCOME

                                   For the Years Ended January 31, 1999 and 1998
--------------------------------------------------------------------------------

                                                            1999         1998
                                                        ----------    ----------
REVENUES
  Realized gains on marketable securities               $   89,684    $  121,399
  Commission income                                      3,847,670     4,069,685
  Underwriting fees                                        152,031       242,736
  Dividend and interest income                           1,684,349       461,251
                                                        ----------    ----------
       TOTAL REVENUES                                    5,773,734     4,895,071
                                                        ----------    ----------
EXPENSES
  Floor brokerage and clearance                            664,837       610,059
  Officers' compensation and benefits                    1,261,737     1,149,861
  Employees compensation and benefits                      991,978       942,968
  Interest expense                                          50,835        42,090
  Subscriptions and research                               146,403       305,564
  Office expense                                           281,280       247,155
  Tickers, quotation services and telephone                229,957       205,953
  Insurance                                                 73,403        59,455
  Payroll taxes                                             80,248        84,830
  Dues and assessments                                     128,832       147,833
  Professional fees                                        178,558        88,451
  Rent expense                                              67,217        67,855
  Meals and entertainment                                   24,536        34,474
  Auto lease                                                17,640        18,251
  Depreciation                                               5,614         5,427
  Other expenses                                            36,417        62,266
                                                        ----------    ----------
       TOTAL EXPENSES                                    4,239,492     4,072,492
                                                        ----------    ----------
       INCOME BEFORE TAXES                               1,534,242       822,579

INCOME TAXES                                               718,700       381,141
                                                        ----------    ----------
       NET INCOME                                       $  815,542    $  441,438
                                                        ==========    ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                  361           361
                                                        ==========    ==========

EARNINGS PER SHARE BASIC AND DILUTED                    $    2,259    $    1,223
                                                        ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                                              WESTMINSTER SECURITIES CORPORATION

                                    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                   For the Years Ended January 31, 1999 and 1998
--------------------------------------------------------------------------------

                            Class A     Class B Additional
                            Common      Common    Paid in     Retained
                             Stock       Stock    Capital     Earnings    Total
                            ----------------------------------------------------

STOCKHOLDERS' EQUITY -
 February 1, 1997           $      361  $  --   $  424,054    $  281,727  $  706,142

NET INCOME                          --     --           --       441,438     441,438
                            ----------  -----   ----------    ----------  ----------

STOCKHOLDERS' EQUITY -
 January 31, 1998                  361     --      424,054       723,165   1,147,580

NET INCOME                          --     --           --       815,542     815,542
                            ----------  -----   ----------    ----------  ----------

STOCKHOLDERS' EQUITY -
 January 31, 1999           $      361  $  --   $  424,054    $1,538,707  $1,963,122
                            ==========  =====   ==========    ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                              WESTMINSTER SECURITIES CORPORATION

                               STATEMENTS OF CHANGES IN LIABILITIES SUBORDINATED
                                                  TO CLAIMS OF GENERAL CREDITORS

                                   For the Years Ended January 31, 1999 and 1998
--------------------------------------------------------------------------------

                                                         1999            1998
                                                      --------------------------
SUBORDINATED LIABILITIES - Beginning                   $ 775,000       $ 775,000

Decreases:
  Payment of subordinated notes                         (100,000)             --
                                                       ---------       ---------

SUBORDINATED LIABILITIES - Ending                      $ 675,000       $ 775,000
                                                       =========       =========

   The accompanying notes are an integral part of these financial statements.

                                              WESTMINSTER SECURITIES CORPORATION

                                                        STATEMENTS OF CASH FLOWS

                                   For the Years Ended January 31, 1999 and 1998
--------------------------------------------------------------------------------


                                                                   1999          1998
                                                               -------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                    $   815,542   $   441,438
                                                               -----------   -----------
  Adjustments to reconcile net income to cash provided
   by operating activities:
    Depreciation and amortization                                    5,614         5,427
    Decrease (increase) in marketable securities owned,
     at market value                                               241,866      (228,565)
    Decrease (increase) in due from clearing broker                242,686    (1,349,008)
    Decrease (increase) in floor brokerage receivables               4,954        (5,699)
    Increase in prepaid expenses                                    (1,739)         (929)
    Increase in security deposits and other assets                      --        (3,940)
    (Decrease) increase in marketable securities sold,
      but not yet purchased, at market value                    (1,191,993)      934,758
    (Decrease) increase in accounts payable and accrued
      expense                                                     (169,199)       61,112
    Increase in due to floor broker                                 24,764        17,153
    Increase in corporate income taxes payable                      81,763       141,200
                                                               -----------   -----------

       TOTAL ADJUSTMENTS                                          (761,284)     (428,491)
                                                               -----------   -----------
       NET CASH PROVIDED BY OPERATING
        ACTIVITIES                                                  54,258        12,947

CASH FLOWS USED IN INVESTING ACTIVITIES
  Purchases of property and equipment                                   --       (28,074)
                                                               -----------   -----------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES
  Proceeds from secured demand notes receivable from
   subordinated lenders collateralized by cash and marketable
   securities                                                      100,000            --
  Repayment of liabilities subordinated to claims of general
   creditors                                                      (100,000)           --
                                                               -----------   -----------
       NET CHANGES IN FINANCING ACTIVITIES                     $        --   $        --
                                                               -----------   -----------



   The accompanying notes are an integral part of these financial statements.

                                              WESTMINSTER SECURITIES CORPORATION

                                   For the Years Ended January 31, 1999 and 1998
--------------------------------------------------------------------------------

                                                             1999        1998
                                                          ---------------------

       NET INCREASE IN CASH                               $  54,258   $ (15,127)

CASH - Beginning                                             24,063      39,190
                                                          ---------   ---------

CASH - Ending                                             $  78,321   $  24,063
                                                          =========   =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION

   Cash paid during the years for:

       Interest                                           $  65,159   $  53,967
       Income taxes                                       $ 636,937   $ 239,941

   The accompanying notes are an integral part of these financial statements.

                                              WESTMINSTER SECURITIES CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Principles

     Nature of Business

     Westminster Securities Corporation (the "Company") is engaged in the business of a "broker" and "dealer" as those terms are defined in the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

     The Company has engaged a clearing broker, on a fully disclosed basis, to perform all trade, settlement and related activities under a clearing agreement. The Company pays the broker for clearing services in accordance with terms as specified under the clearing agreement.

     Marketable Securities

     Securities owned and securities sold, but not yet purchased, are valued at market value. The resulting difference between cost and market value is included as unrealized gain or loss.

     Property and Equipment

     Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred; cost of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

     Depreciation

     Depreciation is provided for using straight-line methods over the estimated useful lives of the related assets.

     Income Taxes

     The Company's method of accounting for income taxes is the liability method required by the Financial Accounting Standard Board's ("FASB") SFAS No. 109 "Accounting for Income Taxes". Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes, if any.

     Revenue Recognition

     Transactions in securities, listed options and related commissions revenue and expense are recorded on a trade date basis.

     Use of Estimates in the Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                                              WESTMINSTER SECURITIES CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Principles, continued

     Fair Value of Financial Instruments

     The financial instruments of the Company are reported in the statement of financial condition at market or fair values, or at carrying amounts that approximate fair values because of the short maturity of the instruments.

     Accounting Developments

     In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities",
     effective for transactions occurring after December 31, 1996, which has been deferred to December 31, 1997 by publishing of SFAS No. 127. SFAS No. 125 establishes standards for distinguishing transfers of financial assets that are accounted for as sales from transfers that are accounted for as secured borrowings. This Statement requires that the collateral obtained in certain types of secured lending transactions be recorded on the balance sheet with a corresponding liability reflecting the obligation to return such collateral to its owner. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have any material impact on its financial statements.

     In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share" ("EPS"), effective for periods ending after December 15, 1997, with restatement required for all prior periods. SFAS No. 128 establishes new standards for computing and presenting EPS. This Statement replaces primary and fully diluted EPS with "basic EPS", which excludes dilution, and "diluted EPS", which includes the effect of all potentially dilutive common shares and other dilutive securities. Because the Company has not historically reported EPS, the adoption of this Statement has no impact on the Company's historical financial statements.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", effective for fiscal years beginning after December 15, 1997, with reclassification of earlier periods required for comparative purposes. SFAS No. 130 establishes standards for the reporting and presentation of comprehensive income and its components in the financial statements. The Company adopted this standard in fiscal 1999. This Statement is limited to issues of reporting and presentation and, therefore, will not affect the Company's results of operations or financial condition.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", effective for fiscal years beginning after December 15, 1997, with reclassification of earlier periods required for comparative purposes. SFAS No. 131 establishes the criteria for determining an operating segment and establishes the disclosure requirements for reporting information about operating segments. Because the Company has not historically reported segment information, the adoption of this standard has no impact on the Company's historical financial statements. In addition, the Company has determined that under SFAS No. 131, it operates in one segment of service and its customers and operations are within the United States.

                                              WESTMINSTER SECURITIES CORPORATION

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Principles, continued

     Accounting Developments, continued

     In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", effective for fiscal years beginning after December 15, 1997, with restatement of disclosures for earlier periods required for comparative purposes. SFAS No. 132 revises certain employers' disclosures about pension and other post-retirement benefit plans. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have any impact on its financial statements.

     In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("ASEC of AICPA") issued
     Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", effective for fiscal years beginning after December 15, 1998. SOP No. 98-1 requires that certain costs of computer software developed or obtained for internal use be capitalized and amortized over the useful life of the related software. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

     In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the Costs of Start-up Activities", and effective for fiscal years beginning after December 15, 1998. SOP 98-1 requires the costs of start-up activities and organization costs to be expensed as incurred. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", effective for fiscal years beginning after June 15, 1999, which has been deferred to June 30, 2000 by publishing of SFAS No. 137. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This Statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

NOTE 2 - Securities Owned and Sold, but Not Yet Purchased

     Marketable securities owned and sold, but not yet purchased consist of trading and investment securities at market values, as illustrated below:

                                   January 31,1999            January 31, 1998
                               -------------------------------------------------
                                             Sold, but                 Sold, but
                                              Not Yet                   Not Yet
                                  Owned      Purchased      Owned      Purchased
                               ----------   ----------   ----------   ----------
    Corporate stocks           $  547,112   $  384,614   $  809,942   $1,555,071
    Options and warrants           20,964           --           --       21,536
                               ----------   ----------   ----------   ----------

                               $  568,076   $  384,614   $  809,942   $1,576,607
                               ==========   ==========   ==========   ==========

NOTE 3 - Property and Equipment

     Property and equipment are comprised of the following at January 31, 1999 and 1998:

                                                                       Estimated
                                          1999         1998         Useful Lives
                               -------------------------------------------------
Computer and office equipment           $69,974      $69,974           5 years
Less: accumulated depreciation           41,154       35,540
                                        -------      -------

     Property and Equipment, net        $28,820      $34,434
                                        =======      =======

     Depreciation expense for the years ended January 31, 1999 and 1998 was $5,614 and $5,427, respectively.

NOTE 4 - Liabilities Subordinated to Claims of General Creditors

     Subordinated liabilities evidenced by secured demand note collateral agreements approved by the New York Stock Exchange, Inc. mature on the following dates. These notes bear interest at 3% and have an automatic rollover provision, which extends their maturities annually.

                                                January 31      January 31
Maturity Dates                                     1999           1998
--------------                              ---------------------------------
February 2, 1998                                 $     --       $100,000
February 2, 2000                                  315,000        315,000
December 31, 2000                                 360,000        360,000
                                                 --------       --------

                                                 $675,000       $775,000
                                                 ========       ========

     Any subordinated debt can be repaid only if, after giving effect to such payment, the Company meets the Securities and Exchange Commission's capital regulations governing the withdrawal of subordinated debt.

NOTE 5 - Income Taxes

     The provision for income taxes for the years ended January 31, 1999 and 1998 consists of the following:

                                                              1999       1998
                                                            -------------------
Current
   Federal                                                  $430,700   $229,695
   State and Local                                           288,000    151,446
                                                            --------   --------
                                                            $718,700   $381,141

                                                            ========   ========

     The following is a reconciliation of income tax computed at the Federal statutory rate to the provision for taxes:

                                                              1999        1998
                                                            -------------------
Income tax provision at 34%                                 $521,642    $279,677
State and local income taxes net of federal benefit          186,805     100,155
Expenses not deductible for income tax purposes               10,253       1,309
                                                            --------    --------
                                                            $718,700    $381,141
                                                            ========    ========

NOTE 6 - Commitments and Contingencies

     Litigation

     The Company is involved in litigations through the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on the financial position of the Company.

     Lease Commitment

     The Company occupies office space under a lease agreement expiring July 31, 1999. Also, the Company leases vehicles under various operating leases expiring in October 2001. Future minimum annual rentals for office space and equipment are as follows:

                    For the Year Ending
                         January 31,                   Amount
                     ------------------------------------------
                             2000                     $35,954
                             2001                      17,648
                             2002                      13,236
                                                      -------
                            Total                     $66,838
                                                      =======

     In addition, the Company is obligated to pay its proportionate share of utilities, operating costs and real estate taxes of the leased building. Rent expense for the years ended January 31, 1999 and 1998 was $67,217 and $67,855, respectively.

NOTE 7 - Net Capital Requirement

     The Company is subject to the Securities and Exchange Commission (SEC) Uniform Net Capital Rule (Rule 15c-3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At January 31, 1999, the Company's net capital amounted to $2,448,993, which was $2,348,993 in excess of its required net capital of $100,000. The Company's net capital ratio was 0.22 to 1.

NOTE 8 - Off-Balance Sheet Risks

     Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of due from clearing broker. As indicated in Note 1, the Company engages a clearing broker, on a fully disclosed basis, to perform all trade, settlement and related activities under a clearing agreement. The Company is therefore dependent on the clearing broker in order to conduct its day-to-day operations.

     In the normal course of business, the Company enters into various debt and equity transactions as principal or agent. The execution, settlement, and financing of those transactions can result in off-balance sheet risk or concentration of credit risk.

     The Company is exposed to off-balance sheet risk of loss on unsettled transactions between trade date and settlement date in the event counter parties are unable to fulfill contractual obligations.

     In addition, the Company has sold securities that it does not currently own and will therefore be obligated to purchase such securities at a future date. The Company has recorded these obligations in the financial statements at January 31, 1999, at market values of the related securities and will incur a loss if the market value of the securities increases subsequent to January 31, 1999. Such loss, is any, is not reflected in the accompanying statement of financial condition.

     The Company's policy is to continuously monitor its exposure to market and counter party risk through the use of a variety of financial position, and credit exposure reporting and control procedures. In addition, the Company has a policy of reviewing the credit standing of each broker/dealer, clearing organization and/or other counter parties with which it conducts business.

UNAUDITED FINANCIAL STATEMENTS - WESTMINSTER SECURITIES CORPORATION

Description of Transaction

On July 1, 1999, Laidlaw Global Corporation ("Global") acquired 99% of the issued and outstanding common stock of Westminster Securities Corporation ("Westminster") for 4,500,000 shares of Global common stock valued at $.82 per share. The transaction has been accounted for as a purchase and resulted in the recognition of $3,705,444 of goodwill. Goodwill will be amortized over 15 years using the straight-line method.

Basis of Presentation

The accompanying unaudited balance sheet, income statements and statements of cash flows are presented for the interim periods ended June 30, 1999 and June 30, 1998.

UNAUDITED BALANCE SHEET AT JUNE 30, 1999



                                                                     Historical
                                                                    Westminster
                                                                   June 30, 1999
                                                                    (unaudited)
                                                                   -------------

ASSETS

Cash                                                                 $    7,719
Marketable securities owned, at market                                  311,758
value
Due from clearing broker                                                 74,645
Floor brokerage receivable                                               32,789
Prepaid expenses                                                          7,750
Property and equipment, net                                              25,695
Security deposits and other assets                                        9,000
Secured demand notes receivable from
subordinated lenders
     Collateralized by cash and marketable securities                   600,000
                                                                     ----------


Total Assets                                                          1,069,356
                                                                     ----------

LIABILITIES AND SHAREHOLDERS' EQUITY

Marketable securities sold, but not yet purchased, at
     Market value                                                    $    8,550
Accounts payable and accrued expenses                                   163,678
Due to floor brokers                                                     50,973
Corporate income taxes payable                                          201,599

Total Liabilities                                                    $  424,800
                                                                     ----------

COMMITMENTS AND CONTINGENCIES

LIABILITIES SUBORDINATED TO CLAIMS OF
     GENERAL CREDITORS                                                  600,000

STOCKHOLDERS' EQUITY

Common stock, class "A" voting $1.00 par value; 1,000
     Shares authorized; 3,000,000 shares issued and outstanding      $        3
Common stock, class "B" nonvoting $2.00 par value;
     1,000 shares authorized - none issued                                   --
Additional paid-in capital                                                3,524
Retained Earnings                                                        41,029
                                                                     ----------

TOTAL STOCKHOLDERS' EQUITY                                               44,556
                                                                     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $1,069,356
                                                                     ==========

UNAUDITED INCOME STATEMENTS FOR THE FIVE MONTHS ENDED JUNE 30, 1999 AND 1998

                                                    Historical      Historical
                                                    Westminster     Westminster
                                                   For the five    for the five
                                                      months           months
                                                      ended            ended
                                                  June 30, 1999    June 30, 1998
                                                  -------------    -------------
                                                   (unaudited)      (unaudited)

REVENUES
Realized gains (losses)                            $   307,916      $  (106,955)
Commission income                                    1,260,004        1,993,518
Underwriting fees                                      845,909          118,417
Dividend and interest income                           423,657          568,157
                                                   -----------      -----------

Total Revenue                                        2,837,486        2,573,137
                                                   -----------      -----------

EXPENSES:
Floor brokerage and clearance                          103,087          259,711
Officers compensation and benefits                     962,307          721,150
Employees compensation and benefits                    479,528          381,398
Interest Expense                                        20,084           20,992
Subscriptions and research                              52,302           32,871
Office expense                                         108,285          112,362
Tickers, quotation services and
telephone                                              102,598          112,999
Insurance                                               30,131           34,166
Payroll taxes                                           30,935           30,274
Dues and assessments                                    38,394           53,069
Professional fees                                       28,649           54,083
Rent expense                                            36,153           27,343
Meals and entertainment                                 14,213            7,787
Depreciation                                             3,125            2,000
Other expenses                                          55,019               91
                                                   -----------      -----------

Total expenses                                       2,064,810        1,850,296
                                                   -----------      -----------


Income before income taxes                         $   772,676      $   722,841

Income taxes                                              --            333,700
                                                                    -----------

Net income                                             772,676          389,141
                                                   ===========      ===========

Basic EPS                                                 $.17             $.09
                                                          ====             ====

Diluted EPS                                               $.17             $.09
                                                          ====             ====

Weighted Shares Outstanding:

    Basic                                            4,500,000        4,500,000
                                                   ===========      ===========

    Diluted                                          4,500,000        4,500,000
                                                   ===========      ===========

UNAUDITED STATEMENTS OF CASH FLOWS THE FIVE MONTHS ENDED JUNE 30, 1999 AND 1998

                                                                          Historical                Historical
                                                                          Westminster               Westminster
                                                                            For the                   For the
                                                                          five months               five months
                                                                             Ended                     Ended
                                                                            June 30,                 June 30,
                                                                              1999                     1998
                                                                          ------------              -----------
                                                                           (unaudited)              (unaudited)
Cash flows from operating activities
   Net income                                                                 772,676                 389,141
   Adjustments to reconcile net income
     to net cash used in operating
     activities
       Depreciation and amortization                                            3,125                   2,000
       (Increase) decrease in operating
       assets
         Marketable securities owned, at market
             value                                                            256,318                 201,337
         Due from clearing broker                                           2,069,854                 477,047
         Prepaid expenses                                                         500                   1,500
         Security deposits and other assets                                    12,981                  (5,597)
         Marketable securities sold, but not yet
              Purchased, at market value                                     (376,064)             (1,078,093)
         Accounts payable and accrued expense                                  41,063                  36,612

         Due to floor broker                                                  (25,449)                 (2,916)
         Corporate income taxes payable                                      (134,364)                (15,680)

       Net cash used provided by activities                                 2,620,640                   5,351
                                                                           ----------              ----------

Cash flows from financing activities

     Repayment of liabilities subordinated to claims of

     Retirement of class A, voting common stock                            (2,691,242)


          Net cash used in financing activities                            (2,691,242)                     --
                                                                           ----------              ----------

NET (DECREASE) INCREASE IN CASH                                               (70,602)                  5,351

Cash at beginning of year                                                      78,321                  24,063

Cash at end of year                                                             7,719                  29,414

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or to buy only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                   ----------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Prospectus Summary ...................................................       1
Risk Factors .........................................................       6
Selected Consolidated Financial Data..................................       13
Capitalization........................................................       14
Management's Discussion and Analysis
         of Financial Condition and
         Results of Operations .......................................       15
Business .............................................................       22
Price Range of Common Stock ..........................................       32
Management ...........................................................       33
Certain Relationships and Related
         Transactions ................................................       39
Stock Ownership of Management and
         Principal Stockholders ......................................       40
Description of Securities ............................................       42
Plan of Distribution .................................................       46
Selling Security Holders .............................................       47
Transfer Agent and Registrar .........................................       52
Legal Opinions .......................................................       52
Experts ..............................................................       52
Where You Can Find Additional Information ............................       52
Index to Financial Statements ........................................       F-1






                                3,562,223 Shares



                                 LAIDLAW GLOBAL
                                   CORPORATION



                                  COMMON STOCK







                            -------------------------
                                   PROSPECTUS
                            -------------------------








                              DATED _________, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except for the Commission registration fee:


     Registration fee ...............................   $7,717.72

     Legal fees and expenses ........................   $135,000

     Accounting fees and expenses ...................   $50,000

     Blue Sky fees and expenses .....................   $20,000

     Transfer agent and registrar fees ..............
     and expenses ...................................   $10,000

     Printing and engraving expenses ................   $5,000

     Miscellaneous ..................................   $20,000

          Total .....................................   $247,717.72


Item 14. Indemnification of Directors and Officers

     See "Management-Indemnification of Directors and Officers."


Item 15. Recent Sales of Unregistered Securities

     12% Senior Secured Euro-Notes Due 2002 and Non-Voting Common Stock Purchase Warrants. From April 11, 1997 to May 31, 1997, Laidlaw Holdings sold Euro-Notes in the aggregate principal amount of $2,305,000. The Euro-Notes were sold to (i) 3 U.S. accredited investors pursuant to an exemption from registration under Regulation D of the Securities Act; and to (ii) 15 foreign accredited investors under Regulation S of the Securities Act.

     Subsequent to the Reorganization, the Company granted to holders of the Euro-Notes the right to exchange the Euro-Notes and Warrants issued with the Euro-Notes for shares of Common Stock of the Company at the rate of $2.05 per share for each Euro-Note exchanged, and the right to obtain Common Stock of the Company upon exercise of the Warrants issued with the Euro-Notes upon the same terms and conditions of such Warrants. As of July 15, 1999, 15 holders of Euro-Notes aggregating $1,876,000 in principal amount have exchanged their notes for shares of Common Stock of the Company.

     8% Convertible Subordinated Notes Due 2002: From July 1998 to June 1999, Laidlaw Holdings sold its Convertible Notes in the aggregate principal amount of $8 million. The Convertible Notes were sold to (i) 19 U.S. accredited investors pursuant to an exemption from registration under Regulation D of the Securities Act; and to (ii) 50 foreign accredited investors under Regulation S of the Securities Act.

     Subsequent to the Reorganization, the Company assumed the obligations of Laidlaw Holdings with respect to the conversion rights of holders of the Convertible Notes. As a result, holders of the Convertible Notes could convert such notes into Common Stock of the Company at the rate of $2.05 per share, upon the same terms and conditions of conversion privileges set forth in the Convertible Notes. To date, holders of Convertible Notes aggregating $8 million in principal amount have converted their notes into shares of Common Stock of the Company.


Item 16. Exhibits and Financial Statement Schedules

     Exhibits


EXHIBIT NO.                       DESCRIPTION

    2.1 Amended and Restated Plan and Agreement of Reorganization by and among Laidlaw Holdings, Inc., Fi-Tek V, Inc., Westminster Securities Corporation and shareholders of the companies, dated May 27, 1999(1)

    3.1 Certificate of Incorporation of Registrant and amendments thereto(2)

    3.2             By-laws of Registrant(3)

    4.1             Specimen Laidlaw Global Corporation Common Stock
                    Certificate(4)

    4.2             Specimen Fi-Tek V, Inc. Class A Warrant(5)

    4.3             Specimen Fi-Tek V, Inc. Class B Warrant(6)

    5.1 Legal Opinion of Beckman, Millman and Sanders, LLP, dated as of _________, 2000(7).

   10.1             Registrant's 1999 Omnibus Stock Option Plan.(7)

   10.2 Employment Agreement between Registrant and Anastasio Carayannis, dated as of January 1, 2000.

   10.3 Employment Agreement between Registrant and Roger Bendelac, dated as of January 1, 2000.

   10.4 Employment Agreement between Registrant and Daniel Bendelac, dated as of January 1, 2000.

   10.5 Form of Strategic Alliance Agreement between Global Electronic Exchange Inc. and Foreign Affiliates.(7)

   10.6 Form of Lock-Up Agreement between Registrant and certain Selling Security Holders.(7)

   21.1             List of Subsidiaries.

   23.1             Consent of Grant Thornton LLP.

   23.2             Consent of KPMG LLP.

   23.3             Consent of Marcum & Kliegman LLP.

   24.1             Powers of Attorney (included in the signature pages hereto).

----------
(1) Such document if hereby incorporated herein by reference to Exhibit 23.3 of the Registrant's Current Report on Form 8-K dated June 8, 1999.

(2) Such document if hereby incorporated herein by reference to Exhibit 2 of the Registrant's Registration Statement on Form 8-A dated October 15, 1999.

(3) Such document if hereby incorporated herein by reference to Exhibit 3 of the Registrant's Registration Statement on Form 8-A dated October 15, 1999.

(4) Such document if hereby incorporated herein by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A dated October 15, 1999.

(5) Such document if hereby incorporated herein by reference to Exhibit 5 of the Registrant's Registration Statement on Form 8-A dated October 15, 1999.

(6) Such document if hereby incorporated herein by reference to Exhibit 6 of the Registrant's Registration Statement on Form 8-A dated October 15, 1999.

(7) To be filed by amendment.

Item 17. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution;

     (2) For determining any liability under the Securities Act, treat information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

     (3) For determining any liability under the Securities Act, treat each post- effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement; and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, therunto duly authorized, in the City of New York, State of New York, on February 14, 2000.

                                   LAIDLAW GLOBAL CORPORATION

                                       /s/ Roger Bendelac
                                   By: -----------------------------------------
                                       Roger Bendelac,
                                       Executive Vice President, Chief Financial
                                       Officer, Secretary and Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger Bendelac and Anastasio Carayannis, and each of them, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements, and amendments to the same, filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming his signatures as it may be signed by his said attorney to any and all amendments to this Registration Statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated:

Signature                  Title                               Date

/s/ Anastasio Carayannis
------------------------   Chairman of the Board and
    Anastasio Carayannis   Chief Executive Officer             February 14, 2000

/s/ Roger Bendelac
------------------------   President, Chief Operating Officer,
    Roger Bendelac         Chief Financial Officer, Secretary
                           and Director                        February 14, 2000

/s/ Daniel Bendelac
------------------------   Vice-Chairman of the Board and      February 14, 2000
    Daniel Bendelac        Executive Director

/s/ Billimac Bradley
------------------------   Director                            February 14, 2000
    Billimac Bradley

/s/ Jean-Marc Beaujolin
------------------------   Director                            February 14, 2000
    Jean-Marc Beaujolin

/s/ Robert Ma
------------------------   Director                            February 14, 2000
    Robert Ma

/s/ John O'Shea
------------------------   Director                            February 14, 2000
    John O'Shea

/s/ Larry D. Horner
------------------------   Chairman Emeritus and Director      February 14, 2000
    Larry D. Horner